UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Conexant Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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January 10, 2007

Dear Shareowner:

Conexant’s 2007 Annual Meeting of Shareowners will be held at 10:00 a.m. Pacific Standard Time on Wednesday, February 21, 2007, at the Hilton Irvine/Orange County Airport hotel, located at 18800 MacArthur Boulevard, Irvine, California 92612. We look forward to your attending either in person or by proxy. Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting and Proxy Statement. Shareowners may also access the Notice of Annual Meeting and the Proxy Statement via the Internet at www.conexant.com.

If you plan to attend the meeting, please check the box on your Proxy Card indicating your desire to attend and save the admission ticket attached to your proxy.

Sincerely yours,

Dwight W. Decker, Ph. D.
Chairman of the Board and
Chief Executive Officer

RETURN OF PROXY CARD
VOTING ELECTRONICALLY OR BY TELEPHONE
IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON
NOTICE OF ANNUAL MEETING OF SHAREOWNERS
Proxy Statement
Voting and Revocability of Proxies
Record Date, Quorum and Share Ownership
ELECTION OF DIRECTORS (Proposal 1)
Information as to Nominees for Directors and Continuing Directors
BOARD COMMITTEES AND MEETINGS
Directors’ Compensation
Report of the Audit Committee
Report of the Compensation and Management Development Committee on Executive Compensation
Compensation Philosophy and Objectives
Base Salary
Short-Term Incentive Compensation
Long-Term Incentive Compensation
Other Compensation Elements
Chief Executive Officer Compensation
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Equity Compensation Plan Information
Equity Compensation Plans Not Approved by Shareowners
2001 Performance Share Plan
Shareowner Return Performance Graph
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Change of Control Employment Agreements
Executive Officer Employment Agreements
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 2)
Principal Accounting Fees and Services
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
2008 Shareowner Proposals or Nominations
Annual Report to Shareowners and Financial Statements
Other Matters
Expenses of Solicitation

RETURN OF PROXY CARD

Please complete, sign, date and return the accompanying Proxy Card promptly in the enclosed addressed envelope, even if you plan to attend the Annual Meeting. Postage need not be affixed to the envelope if mailed in the United States.

The immediate return of your Proxy Card will be of great assistance in preparing for the Annual Meeting and is, therefore, urgently requested. If you attend the Annual Meeting and have made arrangements to vote in person, your mailed Proxy Card will not be used.

VOTING ELECTRONICALLY OR BY TELEPHONE

Instead of submitting your vote with the accompanying paper Proxy Card, you may vote electronically via the Internet or by telephone by following the procedures set forth on the Proxy Card.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

If you plan to attend the Annual Meeting to be held at 10:00 a.m. Pacific Standard Time on Wednesday, February 21, 2007, at the Hilton Irvine/Orange County Airport hotel, located at 18800 MacArthur Boulevard, Irvine, California 92612, please be sure to check the box on your Proxy Card indicating your desire to attend and save the admission ticket attached to your Proxy Card.

If you plan to attend the Annual Meeting, it will be necessary for you to bring your admission ticket. In addition to your admission ticket, you may be asked to present a valid picture identification such as a driver’s license or passport.

If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, in addition to bringing your admission ticket, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy and bring it to the Annual Meeting in order to vote at the meeting.

CONEXANT SYSTEMS, INC.
4000 MacArthur Boulevard
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

Dear Shareowner:

You are cordially invited to attend the 2007 Annual Meeting of Shareowners of Conexant Systems, Inc. (“Conexant” or the “Company”) which will be held on Wednesday, February 21, 2007, at 10:00 a.m. Pacific Standard Time, at the Hilton Irvine/Orange County Airport hotel, located at 18800 MacArthur Boulevard, Irvine, California 92612. The 2007 Annual Meeting is being held for the following purposes:

1. To elect three members of the Board of Directors of the Company with terms expiring at the 2010 Annual Meeting of Shareowners;

2. To ratify the appointment by the Audit Committee of the Board of Directors of the accounting firm of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year; and

3. To transact such other business as may properly come before the 2007 Annual Meeting or any adjournment thereof.

These items are fully discussed in the following pages. Only shareowners of record at the close of business on January 2, 2007 will be entitled to notice of, and to vote at, the 2007 Annual Meeting. A list of such shareowners will be available for inspection by any shareowner at the offices of the Company at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, for at least ten (10) days prior to the 2007 Annual Meeting and also at the meeting.

Shareowners are requested to complete, sign, date and return the Proxy Card as promptly as possible. A return envelope is enclosed. Submitting your vote with the Proxy Card, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Dennis E. O’Reilly
Secretary

January 10, 2007

Conexant Systems, Inc.
4000 MacArthur Boulevard
Newport Beach, California 92660

Proxy Statement

The enclosed proxy is solicited by the Board of Directors of Conexant Systems, Inc. (“Conexant” or the “Company”) for use in voting at the 2007 Annual Meeting of Shareowners (the “Annual Meeting”) to be held at 10:00 a.m. Pacific Standard Time on Wednesday, February 21, 2007, at the Hilton Irvine/Orange County Airport hotel, located at 18800 MacArthur Boulevard, Irvine, California 92612, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareowners. This proxy statement and the proxy are first being mailed to shareowners and made available on the Internet (www.conexant.com) on or about January 10, 2007.

On February 27, 2004, the Company completed its merger with GlobespanVirata, Inc. (“GlobespanVirata”) (the “Merger”). In connection with the Merger, certain adjustments were made with respect to the Company’s stock-based compensation plans and outstanding awards thereunder. All information in this proxy statement regarding the Company’s common stock and awards under the Company’s stock-based compensation plans gives effect to the Merger and the related adjustments. For presentation purposes, references made to the fiscal year ended September 29, 2004 relates to the actual fiscal year ended October 1, 2004.

Voting and Revocability of Proxies

When proxies are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareowners. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein and FOR ratification of the appointment of the independent auditors. In addition, if other matters come before the Annual Meeting, the persons named as proxies or attorneys-in-fact in the Proxy Card will vote in accordance with their best judgment with respect to such matters. A shareowner giving a proxy has the power to revoke it at any time prior to its exercise by giving written notice of revocation to the Secretary prior to the Annual Meeting, by giving a valid, later dated proxy, or by voting in person at the Annual Meeting.

The enclosed Proxy Card also offers shareowners the option to access materials for any future shareowner meeting electronically via the Internet. A shareowner consenting to accessing such materials electronically may revoke such consent at any time. The Company will continue to distribute printed materials for future shareowner meetings to shareowners who do not consent to access such materials electronically.

It is the Company’s policy to maintain the confidentiality of Proxy Cards, ballots and voting tabulations that identify individual shareowners except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting. The inspectors of election and any employees associated with processing Proxy Cards or ballots and tabulating the vote are required to acknowledge their responsibility to comply with this policy of confidentiality.

Each share of common stock of the Company outstanding on the record date will be entitled to one vote on all matters. The three candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes, a quorum being present, will be elected. The ratification of the appointment of the independent auditors will require the affirmative vote of a majority of the votes entitled to be cast by holders of shares of the Company’s common stock present or represented by proxy and entitled to vote at the Annual Meeting, a quorum being present. Because abstentions with respect to any matter are treated as shares present or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by the shareowners, abstentions have the same effect as negative votes for each proposal, other than the election of directors. Broker non-votes are not deemed to be present or represented by proxy for purposes of determining whether shareowner approval of a matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

Record Date, Quorum and Share Ownership

Only shareowners of record at the close of business on January 2, 2007 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of a majority of the shares of the Company’s common stock outstanding on the record date is required for a quorum. As of January 2, 2007, there were 487,589,934 outstanding shares of the Company’s common stock.

ELECTION OF DIRECTORS (Proposal 1)

The Company’s Restated Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with a term extending to the third succeeding Annual Meeting after election. The Restated Certificate of Incorporation provides that the Board shall maintain the three classes so as to be as nearly equal in number as the then total number of directors permits. At the end of fiscal year 2006, the Company had 9 directors. The three directors in Class I, the three directors in Class II and the three directors in Class III are serving terms expiring at the Company’s Annual Meeting of Shareowners in 2009, 2007 and 2008, respectively.

Unless marked otherwise, proxies received will be voted FOR the election of each of the three nominees specified in “Class II — Nominees for Directors with Terms Expiring in 2010” below, who now serve as directors with terms expiring at the 2007 Annual Meeting and until their successors are elected and qualified. If any such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (1) for a substitute nominee, who shall be designated by the proxy holders or by the present Board of Directors to fill such vacancy, or (2) for the other nominees only, leaving a vacancy. Alternatively, the size of the Board may be reduced so that there is no vacancy. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the 2010 Annual Meeting of Shareowners and until their successors are elected and qualified.

The Board of Directors recommends a vote FOR the election of each of the nominees listed below.

Information as to Nominees for Directors and Continuing Directors

Listed below for each director, as reported to Conexant, is the director’s name, age and principal occupation for the past five years, his position, if any, with Conexant, and other directorships held.

Class II
Nominees for Directors with Terms Expiring in 2010

Donald R. Beall, age 68 — Mr. Beall has been a director of Conexant since 1998; he is the retired chairman and chief executive officer of Rockwell International. He was a director of Rockwell from 1978 to February 2001 and its chief executive officer from 1988 through his retirement in 1997. Mr. Beall is Chairman of the Executive Committee and a director of Rockwell Collins. He is also a director of Mindspeed Technologies and CT Realty. He is a former director of Amoco, ArvinMeritor, Skyworks Solutions, Procter & Gamble, and Times Mirror. He is a former trustee of the California Institute of Technology, a member of various University of California-Irvine supporting organizations, and an Overseer of the Hoover Institution at Stanford University. He is also an investor, director and/or advisor with several venture capital groups, private companies and investment partnerships.

Balakrishnan S. Iyer, age 50 — Mr. Iyer has been a director of Conexant since 2002. He served as senior vice president and chief financial officer of the Company from January 1999 to June 2003. He has served as a consultant to Mindspeed Technologies, Inc. (networking infrastructure semiconductors) from June 2003 through December 2004. Mr. Iyer is currently a director of IHS, Inc., Invitrogen Corporation, Power Integrations, QLogic Corporation and Skyworks Solutions, Inc.

Jerre L. Stead, age 64 — Mr. Stead has been a director of Conexant since 1998. Mr. Stead has been chairman of the board and chief executive officer of IHS, Inc. (software) since September 2006. He has been chairman of the board of IHS, Inc. since December 2000. He is a director of Brightpoint, Inc., Mindspeed Technologies, Inc. and

Mobility Electronics. He is also chairman of the board of the Center of Ethics and Values at Garrett Seminary on the Northwestern University Campus.

Class I
Continuing Directors with Terms Expiring in 2009

Dwight W. Decker, age 56 — Mr. Decker has been chairman of the board of Conexant since December 1998; he served as non-executive chairman from the end of February 2004 to November 2004. He has been chief executive officer of the Company from January 1999 to February 2004 and again since November 2004. Mr. Decker is non-executive chairman of the board and a director of each of Mindspeed Technologies, Inc. and Skyworks Solutions, Inc., and a director of Pacific Mutual Holding Company. He also serves as a director or member of numerous professional and civic organizations.

F. Craig Farrill, age 54 — Mr. Farrill has been a director of Conexant since 1998. Mr. Farrill has been president and chief executive officer of Kodiak Networks, Inc. (wireless communications) since March 2003. Mr. Farrill was managing director and chief technology officer of InOvate Communications Group (wireless communications) from September 2000 to March 2003. He is a director and a corporate officer of the CDMA Development Group, a digital cellular technology consortium, which he founded in 1993.

John W. Marren, age 43 — Mr. Marren has been a director of Conexant since February 2004. Prior to that, he was a director of GlobespanVirata, Inc. since June 2000. He has been a partner of Texas Pacific Group (investment firm) since April 2000. Mr. Marren is chairman of the board and a director of MEMC Electronic Materials, Inc. and a director of ON Semiconductor Corporation and Smart Modular Technologies (WWH), Inc. He is also a director of several privately held companies.

Class III
Continuing Directors with Terms Expiring in 2008

Steven J. Bilodeau, age 48 — Mr. Bilodeau has been a director of Conexant since February 2004. Prior to that, he was a director of GlobespanVirata, Inc. since September 2003. He has been the chairman of the board, chief executive officer, and president of SMSC (also known as Standard Microsystems Corporation) (semiconductors) since February 2000.

D. Scott Mercer, age 55 — Mr. Mercer has been a director of Conexant since 2003. Mr. Mercer is a private investor, who served as interim chief executive officer of Adaptec, Inc. (computer technology services) from May 2005 to November 2005, and as senior vice president and adviser to the chief executive officer of Western Digital Corporation (computer hardware) from February 2004 through December 2004. Prior to that, he was senior vice president and chief financial officer of Western Digital Corporation since October 2001. He served as vice president and chief financial officer of TeraLogic, Inc. (semiconductors) from June 2000 to September 2001. Mr. Mercer is a director of Adaptec, Inc., NetRatings, Inc. and Palm, Inc.

Giuseppe Zocco, age 41 — Mr. Zocco has been a director of Conexant since February 2004. Prior to that, he was a director of GlobespanVirata, Inc. since December 2001. He has been a general partner of Index Ventures (private venture capital firm) since 1996.

BOARD COMMITTEES AND MEETINGS

The standing committees of the Board of Directors of Conexant during fiscal 2006 were an Audit Committee, a Governance and Board Composition Committee, and a Compensation and Management Development Committee, each of which is comprised of non-employee directors who are independent directors within the meaning of the rules of The Nasdaq Stock Market. The functions of each of these three committees are described below; committee charters are posted on Conexant’s website at www.conexant.com/ir/corp_corp_gov.html. In addition, the Board of Directors of Conexant also has an Investment Management Committee, whose members consist of employee and non-employee directors, some of whom are not independent directors. The members of each of the Board committees are identified in the following table, each committee chairman being denoted with an asterisk. Conexant’s independent directors also hold regular meetings without members of management present.

			Governance		Compensation
			&		&
			Board		Management		Investment
Director	Audit		Composition		Development		Management

D. R. Beall			X	*	X		X
S. J. Bilodeau	X		X
D. W. Decker							X	*
F. C. Farrill			X
B. S. Iyer	X		X	**	X	**	X
J. W. Marren			X		X		X
F. S. Mercer	X	*	X
J. L. Stead			X		X	*
G. Zocco			X

*	Chairman

**	Mr. Iyer was appointed by the Board to the Governance and Board Composition Committee and to the Compensation and Management Development Committee on November 14, 2006.

The Audit Committee, among other things, reviews the scope and effectiveness of audits of Conexant by its independent public accountants and internal auditors; selects and recommends the employment of independent public accountants for Conexant, subject to approval of the shareowners; reviews the audit plans of Conexant’s independent public accountants and internal auditors; reviews and approves, in advance, the fees charged and the scope and extent of any non-audit services performed by the independent public accountants; establishes procedures for the receipt, retention and treatment of anonymous and other complaints regarding Conexant’s accounting or auditing matters; reviews Conexant’s quarterly and annual financial statements before their release; reviews and approves the appointment or change of Conexant’s executive director of internal audit; reviews the adequacy of Conexant’s system of internal controls and recommendations of the independent public accountants and of the internal auditors with respect thereto; reviews and acts on comments and suggestions by the independent public accountants and by the internal auditors with respect to their audit activities; monitors compliance by Conexant’s employees with its standard of business conduct policies; meets with Conexant’s management to review any issues related to matters within the scope of the Audit Committee’s duties; and investigates any matter brought to its attention within the scope of its duties. The Audit Committee acts pursuant to a written charter. Effective July 1, 2006, John W. Marren resigned from the Audit Committee in order to have more time to pursue other interests and the Board, having reviewed his qualification and status as an independent director, appointed Balakrishnan S. Iyer to fill the vacancy. In the opinion of the Conexant Board of Directors, all current members of the Audit Committee are independent directors. The Audit Committee met ten (10) times during the 2006 fiscal year.

The principal functions of the Governance and Board Composition Committee are to develop and review at least annually Conexant’s governance guidelines; to develop an annual self-evaluation process for the Board and its committees and oversee the annual self-evaluations; to review the Board’s committee structure and recommend to the Board for its approval the directors to serve as members of each committee; to consider and recommend to the Board of Directors qualified candidates for election as directors of Conexant; to lead the search for qualified candidates who may be submitted by directors, officer, employees, shareowners and others; and periodically to prepare and submit to the Board of Directors for adoption the committee’s selection criteria for director nominees. The Governance and Board Composition Committee acts pursuant to a written charter.

Under the Governance and Board Composition Committee’s current Board selection criteria (included in the Company’s Guidelines on Corporate Governance and posted on Conexant’s website at www.conexant.com/ir/corp_corp_gov.html), director candidates are selected with a view to bringing to the Board a variety of experience and backgrounds. Directors should have high level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems. The committee seeks candidates of the highest character and integrity, and who have experience at or demonstrated understanding of strategy/policy setting and a reputation for working constructively with others. In addition, candidates should have sufficient time available to devote to Conexant in order to carry out their duties as directors. In fulfilling its responsibility to lead the search for qualified director candidates, the committee consults with other directors, as well as the chief executive officer and other senior executives of Conexant. The committee may also from time to time retain third party search firms to assist in identifying candidates. The committee will consider director candidates recommended by Conexant shareowners pursuant to the procedures described in “Other Matters — 2008 Shareowner Proposals or Nominations”. In the opinion of the Conexant Board of Directors, all current members of the Governance and Board Composition Committee are independent directors. The Governance and Board Composition Committee met three (3) times during the 2006 fiscal year.

The principal functions of the Compensation and Management Development Committee, or the Compensation Committee, are to recommend compensation and benefits for non-employee directors; to review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer; to determine the salaries of all executive officers and review annually the salary plan for other executives in general management positions; to review Conexant’s base pay, incentive compensation, deferred compensation and all stock-based plans; to review the performance of Conexant’s chief executive officer and oversee the development of executive succession plans; and to prepare and publish an annual executive compensation report. The members of the Compensation Committee are ineligible to participate in any of the plans or programs administered by the Compensation Committee, except the Conexant Directors Stock Plan and the Conexant Systems Deferred Compensation Plan. In the opinion of the Conexant Board of Directors, all current members of the Compensation Committee are independent directors. The Compensation Committee met four (4) times during the 2006 fiscal year and acted by unanimous written consent four (4) times.

The principal functions of the Investment Management Committee are the review of the Company’s investments, equity and debt positions and working with management to develop a strategy for the liquidation of certain investments and repayment of the Company’s convertible notes. The Investment Management Committee met two (2) times during the 2006 fiscal year.

The Conexant Board of Directors held eight (8) meetings and acted by unanimous written consent two (2) times during the 2006 fiscal year. Each director is expected to attend each meeting of the Board and those committees on which he serves. No sitting director attended less than 75% of all the meetings of the Board and those committees on which he served in the 2006 fiscal year. In addition, Conexant’s independent directors held four (4) meetings during the 2006 fiscal year. Directors are expected to attend Conexant’s annual meetings of shareowners. All currently serving directors, who were members of the Board of Directors as of the time of the 2006 Annual Meeting of
Shareowners (other than Giuseppe Zocco) attended that meeting held on February 22, 2006. The Board of Directors has implemented a process for shareowners of Conexant to send communications to the Board. Any shareowner desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Secretary of Conexant, who has been instructed by the Board to forward promptly all such communications to the addressees indicated thereon.

Directors’ Compensation

On February 22, 2006, the Company’s Board of Directors modified its cash compensation program. From that date forward, non-employee directors of Conexant received a base retainer of $30,000 per year for Board service and an additional retainer for service on committees of the Board: an annual fee of $7,500 for service as a member of a committee and an annual fee of $15,000 for service as a committee chairman, except the chairman of the Audit

Committee who shall receive $20,000. In addition, each non-employee director received $1,500 per day for each Board meeting attended in person or by telephone. Each non-employee director also received $1,000 for each committee meeting attended either in person or by telephone.

The Conexant Directors Stock Plan provides that upon initial election to the Board, each non-employee director will be granted an option to purchase 40,000 shares of Conexant common stock at an exercise price per share equal to the fair market value of Conexant common stock on the date of grant. Such stock options will vest and become exercisable in four equal installments on the anniversary dates of each grant. In addition, following completion of 6 months of service on the Board, each non-employee director is eligible to receive an option to purchase 10,000 shares following the Conexant Annual Meeting of Shareowners and an option to purchase an additional 10,000 shares approximately 6 months from that date. These options will also vest in equal installments on the anniversary dates of each grant.

Immediately following the 2006 Annual Meeting of Shareowners on February 22, 2006, and again on August 22, 2006, each non-employee director received options to purchase 10,000 shares of Conexant common stock with the exercise price per share equal to the closing market price of Conexant common stock on these dates, respectively.

Directors may elect to defer up to 100% of their cash compensation for Board service under the Company’s Deferred Compensation Plan, Directors Stock Plan or both. Please see the Non-Qualified Deferred Compensation Plan section for a full description of the Deferred Compensation Plan. Under the Directors Stock Plan, a director may elect to defer up to 100% of his retainer fees payable during the upcoming calendar year through receipt of restricted shares of the Company’s common stock (Restricted Shares), valued at the closing market price of Conexant common stock on the date when each payment of retainer fees would otherwise be made in cash. The Restricted Shares are subject to forfeiture if the director ceases to be a director prior to his or her normal retirement date under the Board’s retirement policy (presently age fifty-five (55) and with at least five (5) years of Board service for non-employee directors) for reasons other than compliance with antitrust laws or the Company’s conflict of interest policies, death or other circumstances the Board determines not to be adverse to the Company’s best interests. For fiscal year 2006, no directors elected deferral of cash compensation in any form as outlined in the above plans.

Directors are also reimbursed for transportation and other expenses actually incurred in attending Board and Committee meetings.

The table below sets forth the compensation for the Company’s non-employee directors during fiscal year 2006.

Director Compensation for Fiscal Year 2006

		Option Award
	Fees Earned or	Grant Values	All Other
Name	Paid in Cash ($)	($)(1)(2)	Compensation ($)		Total ($)

Donald R. Beall	$72,500	$33,400	$—		$105,900
Steven J. Bilodeau	62,000	33,400	—		95,400
Dipanjan Deb (Retired February 22, 2006)	11,375	—	50,000	(3)	61,375
F. Craig Farrill	48,750	33,400	—		82,150
Balakrishnan S. Iyer	54,500	33,400	—		87,900
John W. Marren	72,500	33,400	—		105,900
D. Scott Mercer	72,500	33,400	—		105,900
Jerre L. Stead	62,750	33,400	—		96,150
Giuseppe Zocco	46,500	33,400	—		79,900

(1)	Represents the grant date FAS 123R fair market values of options determined at the time of the grant using the Black-Scholes-Merton option pricing model. Each director (excluding Mr. Deb) received 20,000 options: 10,000 on February 22, 2006 and 10,000 on August 22, 2006.

(2)	As of fiscal year end, Messrs. Beall, Bilodeau, Deb, Farrill, Iyer, Marren, Mercer, Stead and Zocco held 576,093, 125,940, 114,925, 306,052, 1,512,596, 20,000, 109,340, 286,382, and 259,637 options, respectively.

(3)	Represents a special cash award made upon Mr. Deb’s retirement in February 2006.

Also in fiscal 2006, Mr. Dipanjan Deb did not stand for re-election to the Board in order to pursue other interests, and his term expired on February 22, 2006. Under the Directors Stock Plan, a director who retires from the Board after attaining age fifty-five (55) and completing at least five (5) years of service will have all unvested stock options granted under the Plan become fully vested and exercisable for the lesser of five (5) years or the life of the option. Because Mr. Deb did not satisfy the plan’s age criteria he did not qualify for the immediate vesting and five year post-termination exercise period. In recognition of Mr. Deb’s six (6) years of combined service as a director of the Company and prior to that of GlobespanVirata, Inc., the Board of Directors determined to treat Mr. Deb in the same manner as a director who has attained at least age fifty-five (55) and fulfilled at least five (5) years of service and modified his stock options such that they became fully vested and exercisable for the lesser of five (5) years or the life of the option. In addition, in further recognition of Mr. Deb’s long and valuable service to the Company, the Board granted him a cash award of $50,000. Further, any options held by Mr. Deb on February 21, 2006 which had an exercise price less than the closing price of the Company’s common stock on the NASDAQ National Market, Inc. on that date were modified to increase their exercise price to the closing price of the stock on that date. Mr. Deb recused himself from the Board’s decision and agreed to the modification of his options to increase their exercise prices.

Subsequent to fiscal 2006, on November 15, 2006, the Board of Directors of the Company approved a special one-time supplemental cash payment of $30,000 to be made to each non-employee director currently in office, payable in January 2007. The award is in recognition of their performance and the additional time and effort expended by the Board members for assisting in and supporting the Company’s phased recovery strategy efforts over the past two years.

Report of the Audit Committee

The Audit Committee has furnished the following report on Audit Committee matters:

The Audit Committee acts pursuant to a written charter that was adopted by the board of directors on November 30, 1998 and amended and restated most recently on May 17, 2006 (a copy of which is appended to this proxy statement as Exhibit A). The Audit Committee reviews and assesses the adequacy of its charter on an annual basis; a copy of the charter is also available on the Company’s website at www.conexant.com. The Audit Committee consists entirely of independent directors, as defined under the rules of The Nasdaq Stock Market and the Securities and Exchange Commission (SEC), and its Chairman, D. Scott Mercer, is an “audit committee financial expert” as defined by rules of the SEC.

The Audit Committee has reviewed and discussed the written disclosures and letter from Deloitte & Touche LLP, the Company’s independent auditors, as required by Independence Standards — Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP its independence from Conexant. Non-audit services provided by Deloitte & Touche LLP were considered in evaluating their independence. Based upon this review and the representations by the independent auditors, the Audit Committee satisfied itself as to the independence of Deloitte & Touche LLP.

The Audit Committee also reviewed and discussed with Deloitte & Touche LLP the matters required pursuant to the Statement on Auditing Standards No. 61 (Communications with Audit Committees) and Securities and Exchange Commission Regulation S-X Rule 2-07 and the results of the independent auditor’s examination of the Company’s consolidated financial statements for fiscal year 2006. The Committee also reviewed and discussed the results of internal audit examinations. Based on the reviews and discussions, the Audit Committee approved the inclusion of the Company’s audited financial statements for fiscal year 2006 in Conexant’s Annual Report on Form 10-K for the year ended September 29, 2006 filed with the SEC.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of internal control over financial reporting as of September 29, 2006 and the report from Deloitte & Touche LLP on management’s assessment on the effectiveness of internal control over financial reporting as of September 29, 2006.

Based upon the reviews and discussions with management, the Company’s internal auditors, and Deloitte & Touche LLP, the Committee approved the inclusion of management’s report on its assessment of the effectiveness of internal control over financial reporting as of September 29, 2006 and the report of the independent auditors in Conexant’s Annual Report on Form 10-K for the year ended September 29, 2006 filed with the SEC.

The Audit Committee recommended and the Board has appointed, subject to shareowner ratification, Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2007.

Audit Committee

D. Scott Mercer, Chairman
Steven J. Bilodeau
Balakrishnan S. Iyer

Report of the Compensation and Management Development Committee on Executive Compensation

The Compensation and Management Development Committee (Committee) consists entirely of independent directors as defined by The Nasdaq Stock Market rules and is responsible for determining all components of the compensation to be paid to the chief executive officer and each of the Company’s other named executive officers, as well as administering the Company’s stock plans (including reviewing and approving equity grants to executive officers). The Committee approves and evaluates the Company’s compensation and polices applicable to the executive officers and also periodically reviews the compensation of other senior executives who have significant managerial responsibility. The Committee has provided the following report on executive compensation.

Compensation Philosophy and Objectives

The Committee believes that executive compensation should be based on a “pay-for-performance” philosophy and strongly linked to individual performance, Company financial and business performance and increases in shareowner value. Its compensation objectives are to provide a compensation package that allows Conexant to attract and retain key managerial talent, has variable pay opportunities linked to short-term Company performance and has equity compensation opportunities linked to longer-term increases in shareowner value. The key components of executive compensation are: base salary; a short-term incentive opportunity (annual bonus plan); and long-term stock-based incentives.

Compensation levels for executives are established based on comparisons to executive compensation of U.S.-based semiconductor and other high technology companies which are considered generally comparable to Conexant. While there is no specific formula that is used to establish executive compensation, the Committee considers the total compensation (earned or potentially available) of the executive officers in establishing each component of compensation. In its review, the Committee primarily relies on the following: (1) industry, peer group and national surveys; (2) reports of independent compensation consultants who may from time to time advise the Committee; and (3) performance judgments as to the past and expected future contributions of individual executives.

Based on the Committee’s assessment of the compensation of comparable executives in similar companies, the Committee establishes base salaries, short-term annual incentives and long-term incentives. For each comparable job, each component of compensation (base salary, short-term annual incentive and long-term incentives) is generally targeted to be near the median of the competitive data. However, the Committee uses its discretion to set any one or more of the components of compensation at levels higher or lower than the median depending on an individual’s role, responsibilities, and performance and with regard to internal equity within the Company.

The total executive compensation package of base salary, short-term incentives and long-term incentives is linked to “pay-for-performance” and is intended to vary with individual performance, Company financial and business performance and Conexant stock performance. If short-term Company performance and long-term Conexant stock performance are better or worse than expected, executives can earn materially more or less than originally targeted. The Committee believes that this type of performance-based compensation is appropriate for the Company’s business and industry.

Base Salary

Annually, the Committee reviews the base salaries of the chief executive officer and each of the Company’s other named executive officers. Generally, the review coincides with the annual review of all other employees with changes typically effective in January of each year. In November 2005, for fiscal year 2006, the Committee reviewed the salaries for the chief executive officer and named executive officers and recommended no changes at that time.

In November 2006, for fiscal year 2007, the Committee completed the review of executive officer salaries which will be effective in January 2007. Increases approved by the Committee for certain named executive officers and increases awarded to the majority of other employees will be provided in two equal tranches, half beginning in January and half beginning in July. The intent of the program is to remain competitive in the marketplace throughout the year and reward key contributors for their performance over the past year. The Committee may also review base salaries and make adjustments as the need arises or as roles and responsibilities for executive officers change throughout the fiscal year.

Short-Term Incentive Compensation

Conexant’s short-term incentive program (annual bonus plan) is based on Company performance as measured against the performance criteria adopted by the Committee for each particular fiscal year. The performance criteria typically include one or more of the following: revenue growth, operational profitability, and attainment of strategic business development goals. Achievement of the pre-established performance criteria is the main determinant of whether or not there will be an incentive pool (i.e., an amount available for payments under the annual bonus plan) for the fiscal year. Each executive officer is eligible to receive an annual bonus award based upon the executive’s bonus target and the size of the incentive pool that the Committee approves for the payment of bonuses for fiscal year performance. At the end of the fiscal year, the Committee, in its sole discretion, may increase or decrease the size of the incentive pool from that determined solely by reference to the pre-established performance criteria. In exercising its discretion to determine the incentive pool amount, if any, the Committee will consider all then existing circumstances that it deems relevant, including but not limited to, the achievement of performance criteria, market conditions, forecasts, and anticipated expenses to be incurred or payable during the fiscal year. If Conexant meets or exceeds the applicable performance criteria, amounts paid under the annual bonus plan may exceed target levels. Similarly, if the performance criteria are not achieved, bonus amounts may be less than the target levels or potentially zero. The actual payout of an award may be further adjusted by the Committee to reflect individual performance and is not governed solely by a formula. The annual bonus plan is generally cash based, but has on occasion been designed using restricted stock and performance share awards that vested upon achievement of operational and financial targets.

For fiscal 2006, Conexant continued to utilize an annual incentive compensation plan based on financial performance as measured by core operating income, similar to the 2005 program. In November 2006 the Committee reviewed the performance of Conexant’s core operating income for fiscal year 2006 and based on the improved performance over last year, approved a bonus which was approximately 30% of an eligible employee’s target level of annual incentive compensation. This included the named executive officers who were recommended for awards by the chief executive officer and approved by the Committee. The Committee also approved the creation of the Fiscal Year 2007 Peak Performance Plan under which all employees, not covered under another short-term incentive plan and including all named executive officers, will participate in for fiscal year 2007.

For fiscal 2005, Conexant adopted an annual incentive compensation plan based on financial performance as measured by core operating income. Based on fiscal 2005 performance, the Committee determined that no bonuses would be paid out of this plan for fiscal year 2005.

For fiscal 2004, Conexant had two separate short-term incentive plans in place: (1) an incentive plan for Conexant employees which covered the 5-month period prior to the merger with GlobespanVirata; and (2) a company-wide post-merger incentive plan applicable to all employees of the newly combined company for the remaining 7 months of fiscal 2004. Both plans were based on financial performance as measured by pro-forma operating income as well as other financial criteria. Based on the post-merger Company performance, no bonus was paid under the company-wide post-merger incentive plan. However, for Conexant employees and executives who were eligible for the 5-month pre-merger incentive plan, a pro-rata bonus was paid for achievement of Conexant performance against the goals. In fiscal 2004, that short-term pre-merger incentive plan for legacy-Conexant employees generated a bonus which was approximately 21% of an employee’s target level of annual incentive compensation.

For fiscal 2003, the Committee adopted an annual bonus plan based on financial performance as measured by pro-forma operating income for the Company’s Broadband Communications business. In 2003, that plan generated a bonus which was approximately 17% of an employee’s target level of annual incentive compensation.

For fiscal 2002, Conexant granted performance share awards that entitled the recipient to receive shares of Conexant common stock or cash, based on the value of Conexant common stock on the date the performance share award vested. At the time the performance share awards were granted, the Committee established vesting criteria based upon the achievement of financial performance criteria for fiscal years 2002 and 2003 by certain specified dates. To the extent that the financial performance criteria were not met by the specified dates, the relevant performance share awards would not vest and would terminate. In February 2003 and February 2004, the portion of the performance share award that was based on achievement of fiscal performance criteria related to fiscal years 2002 and 2003, respectively, vested. On average, that plan generated a bonus which was approximately 38% of an employee’s target level of annual incentive compensation.

Additionally, on occasion the Committee has also approved other special cash bonus awards outside of the annual bonus plan. In November 2006, the Committee awarded Lewis Brewster $75,000 for his contributions to the Company’s gross margin improvement initiative. Similar awards of $75,000 each were also made by the Committee to Mr. Brewster in both January 2006 and November 2005. Also in November 2006, the Committee awarded Scott Blouin $50,000 for his work related to the Company’s November 2006 debt refinancing activities. In March 2006, a special award of $100,000 was made to Scott Blouin for his work related to the Company’s convertible debt offering. And, upon completion of the GlobespanVirata merger on February 27, 2004, the Committee awarded each of Messrs. Decker, Rhodes, Brewster and Blouin a special cash bonus in recognition of their contributions in completing the Company’s focused business creation strategy and during the process of the merger with GlobespanVirata.

Long-Term Incentive Compensation

Conexant has a long-term incentive program that is a direct link between management and employee incentives and the creation of additional shareholder value. Annual long-term incentive grants for executives and employees are a key element of compensation in our industry. Conexant’s long-term incentive compensation is delivered through the grant of stock options (and in some cases, shares of restricted stock) to executives and most employees under the 1999 Long-Term Incentives Plan and the 2000 Non-Qualified Stock Plan.

Stock options aid in the attraction and retention of employees and align the interests of employees with those of the shareowners. Stock options have value for an employee only if the price of Conexant common stock increases and the employee remains employed by Conexant for the period required for the stock options to vest and become exercisable (typically four years), thus providing an incentive to remain employed at Conexant.

As with all the components of executive compensation, the Committee determines all material aspects of the long-term incentive awards — who receives an award, the amount of the award, the grant price of the award, the timing of the awards as well as any other aspect of the award they may deem material. When making its decisions regarding long-term incentives, the Committee considers many factors. In addition to competitive market data, it considers the number of shares of Conexant common stock outstanding, the amount of equity incentives currently outstanding and the number of shares available for future grant under the stock plans. Furthermore, individual executive stock option awards may be based on many individual factors such as relative job scope and contributions made during the prior year and the number of shares held by the executive officer.

In fiscal 2006, the Committee provided an annual broad-based stock option grant to the named executive officers along with all other employees on February 7, 2006. The strike price of the option was based on the closing price on the Nasdaq Stock Market of Conexant common stock on the same day the Committee approved the grant. Further details of the awards for named executive officers are contained in this proxy statement in the Option Grants in Last Fiscal Year table under “Executive Compensation.” Also during fiscal 2006 the Committee reviewed the Company’s equity policies and grant practices.

In fiscal 2005, Conexant did not make a broad-based stock option grant other than the replacement option grants made in connection with the stock option Exchange Offer described below, which was made to employees because the decline of the Company’s common stock price during 2004 strongly undercut the Board of Directors’ desire to provide Conexant employees with the opportunity to participate in its long-term growth through its stock option programs. In order to increase the retention value of the Company’s stock option programs, the Board approved an exchange offer pursuant to which all employees with stock option grants having an exercise price of $5 or above could exchange them for new stock options to be granted in the future (the “Exchange Offer”). Under the terms of the Exchange Offer, which commenced on November 12, 2004, eligible employees who chose to participate had their tendered stock options cancelled on December 13, 2004 and, on June 14, 2005 they received one new option as a replacement for each option cancelled. Those “replacement options” had an exercise price of $1.49 per share (the fair market value of Conexant common stock on the date of grant). Depending on whether the cancelled options were granted before, on or after December 31, 2002 or whether the eligible employee was a senior executive of the Company, the replacement options either (i) vest in three equal installments on the first, second and third anniversaries of the grant date or (ii) vest 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date.

On December 13, 2004, the Company accepted and cancelled all options properly tendered in the Exchange Offer. Pursuant to the Exchange Offer, all of the executive officers exchanged all of their eligible options with exercise prices of $5 or above. Accordingly, on June 14, 2005 each executive officer received his replacement options with an exercise price of $1.49 per share, and which vest and become exercisable in three equal installments over three years.

In fiscal years 2004 and before, long-term incentive awards were typically made on an annual basis. However, on occasion the incentive awards were delivered in two phases in an effort to minimize the market risk associated with making an annual award on a single date and to increase their retention value by spreading out the vesting events over time.

In addition to encouraging stock ownership by granting stock options and restricted stock, Conexant further provides certain of its employees (including executive officers) the opportunity to own Conexant common stock through Conexant’s Employee Stock Purchase Plans, or the ESPPs. The ESPPs allow participants to buy Conexant common stock at a 15% discount to the market price with up to 15% of their salary and bonuses (subject to certain legal and other limitations). The program is provided as an element of compensation, which serves to attract employee talent and provides additional alignment of employee pay to the creation of shareholder value.

Subsequent to the proxy reporting period covered by this proxy statement which ended September 29, 2006, on November 15, 2006, the Committee awarded Lewis C. Brewster, the Company’s Executive Vice President, Chief Operating Officer and General Manager of the Broadband Media Processing business unit, a performance share award pursuant to the Company’s 2001 Performance Share Plan covering 200,000 shares of the Company common stock. The performance share award is an incentive to promote the performance of the Company’s Broadband Media Processing business unit. The Committee also established the criteria that will be used to determine vesting for the performance share award. The performance share award may vest, in whole or in part, based upon achievement of certain levels of Broadband Media Processing revenue during fiscal 2007 and 2008. The Committee also awarded Dwight W. Decker, the Company’s chairman and chief executive officer, a performance share award covering 500,000 shares of Company common stock, as described below under “Chief Executive Officer Compensation.”

Other Compensation Elements

The Company also provides perquisites including financial planning and tax preparation services, physicals, health club memberships and, for certain executives, excess liability insurance. Details of the perquisites values can be found in the footnotes to the Summary Compensation Table. The Company also has a Deferred Compensation Plan which allows directors, officers and certain other employees to defer their base salary and bonuses to future dates. This deferral plan also allows executive to obtain the 401(k) Company match beyond the IRS-prescribed contribution and salary limitations of the Company’s Retirement Savings Plan. Details of the Deferred Compensation Plan can be found in the Non-Qualified Deferred Compensation Plan section of this proxy statement and the footnotes to the Summary Compensation Table.

Chief Executive Officer Compensation

Dwight W. Decker has been the chairman of the Board of Conexant since the 1999 spin-off from Rockwell International Corporation, and, with the exception of the period between the merger with GlobespanVirata on February 27, 2004 and November 9, 2004, Mr. Decker has also been the chief executive officer of Conexant. Below is a summary of Mr. Decker’s compensation in fiscal year 2006.

Base Salary:  At Mr. Decker’s request, upon the spin-off of Mindspeed Technologies, Inc. on June 27, 2003, his salary was reduced from $657,000 to $575,000, which was maintained throughout fiscal 2004, 2005 and 2006.

Annual Bonus:  In lieu of a cash bonus for fiscal year 2005, Mr. Decker was granted a performance share award covering 275,000 shares of Conexant common stock. The performance share award was subject to vest and be payable only to the extent that the performance goals established and measured by the Committee were achieved. Subsequent to fiscal 2005, on November 2, 2005, the Committee determined that the performance share award would vest and be paid in the form of shares of Company common stock (net of applicable taxes). In making its determination, the Committee considered a number of factors in assessing Mr. Decker’s 2005 performance, including, but not limited to, achievement and progress in the areas of strategic planning, financial results, reducing operating expenses, leadership and investor relations. Mr. Decker was also recognized for stabilizing the business during its turnaround by consistently meeting the Company’s quarterly revenue targets for fiscal year 2005, improving margins and making major progress against key Company goals.

Long-term Incentives: On February 7, 2006, Mr. Decker was granted 600,000 options, which will vest and become exercisable in four equal installments on the anniversary dates of the grant. This grant was made at the same time as the broad-based option grant for all employees. Additionally, on February 22, 2006, Mr. Decker was granted a performance share award covering 275,000 shares of Conexant common stock. This award was a performance incentive to help focus the Company’s performance towards completion of Phase III of its recovery strategy and, additionally, as a retention vehicle to ensure stability and continuity while working towards that goal as well as positioning the Company for sustainable long-term growth. The performance share award was subject to vesting and would be payable only to the extent that the performance goals established and measured by the Committee were achieved. In making its vesting determination, the Committee considered a number of factors in assessing Mr. Decker’s performance, including, but not limited to, achievement and progress in the areas of strategic planning, financial results, reducing operating expenses, leadership, and investor relations.

Other Fiscal 2006 Compensation: Mr. Decker also received executive perquisites as described in the footnotes to Summary Compensation Table and contributed to the Deferred Compensation Plan as described under the “Executive Compensation” and the “Non-qualified Deferred Compensation” sections of this Proxy. Additionally, a description of Mr. Decker’s employment contract can be found in under “Certain Relationships and Related Transactions — Executive Officer Employment Agreements.”

Subsequent to the reporting period covered by this proxy statement, the following actions were taken:

On November 15, 2006, the Committee awarded Mr. Decker a bonus of $300,000 for fiscal year 2006 performance. This award was based on Conexant performance under the fiscal year 2006 Peak Performance incentive plan, the annual broad-based employee incentive plan for Conexant employees. For fiscal 2006, the financial measure that was the main determinant of whether or not an amount was payable under the Peak Performance Plan was the achievement of certain levels of core operating profit. The award amount was approximately 50% of Mr. Decker’s annual incentive compensation target which was determined by the Committee in recognition of the Company’s and Mr. Decker’s performance in fiscal 2006.

The Committee also determined that, based upon its assessment of Mr. Decker’s fiscal 2006 performance, the February 22, 2006 performance share award of 275,000 performance shares would vest and the value of the award was delivered to Mr. Decker in the form of shares of Company common stock (net of applicable taxes). In making its determination, the Committee considered a number of factors in assessing Mr. Decker’s performance, including, but not limited to, achievement and progress in the areas of strategic planning, financial results, reducing operating expenses, leadership, and investor relations. Mr. Decker was recognized for successfully completing Phase III of the three-phase recovery strategy as measured by achievement of double digit percentage core operating profit, as well as improving gross margins and making major progress against the Company’s financial restructuring goals.

Additionally, on November 15, 2006, the Committee awarded Mr. Decker a performance share award under the 2001 Performance Share Plan covering 500,000 shares of the Company’s common stock. This performance share award is an incentive to help shift the Company’s strategy from the recovery-based focus of 2005 and 2006 to the growth-based focus of 2007 with a key objective being the positioning and attainment of long-term sustainable growth. The Committee also established the criteria that will be used to determine the vesting for the performance share award. The performance share award will vest at the sole discretion of the Committee based upon its assessment of Mr. Decker’s performance. The Committee will consider a number of factors in assessing Mr. Decker’s performance, including, but not limited to, achievement and progress in the areas of strategic planning, financial results, succession planning, leadership and investor relations.

Compliance with Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that may be deducted by Conexant in any year with respect to each of Conexant’s named executive officers. Certain performance-based compensation that has been approved by shareowners is not subject to the deduction limit. The 1999 Long-Term Incentives Plan is qualified so that option grants under the plan constitute performance-based compensation not subject to the deduction limit under section 162(m); however, certain other awards under the plan, such as restricted stock, will not be qualified for the exemption from the deduction limit under section 162(m). Since the Committee retains discretion with respect to base salaries and certain other compensation awards, those elements would not qualify as “performance based” compensation for section 162(m) purposes. It is the Committee’s objective that, so long as it is consistent with its overall business, compensation and retention objectives, Conexant will, to the extent reasonable, endeavor to keep executive compensation deductible by Conexant for federal income tax purposes.

Compensation and Management Development Committee

Jerre L. Stead, Chairman
Donald R. Beall
Balakrishnan S. Iyer
John W. Marren

Executive Compensation

The information shown below reflects the annual and long-term compensation, from all sources, of (1) the chief executive officer of Conexant during fiscal 2006, (2) the three other most highly compensated executive officers of Conexant as of September 29, 2006, and (3) one additional person who was an executive officer during fiscal 2006 and who would have been included if he had remained an executive officer at September 29, 2006, (collectively, the “Named Executive Officers”) for services rendered in all capacities to Conexant for fiscal 2004, 2005 and 2006.

Summary Compensation Table

							Long-Term Compensation
	Annual Compensation						Awards			Payouts
						Other Annual	Restricted	Stock		Long-term	All Other
	Fiscal	Salary		Bonus		Compensation	Stock	Options		Incentive	Compensation
Name and Principal Position	Year	($)		($)		($)*	Awards	(Shares)		Payouts	($)(1)

Dwight W. Decker	2006	$597,115	(2)	$—		$30,216	—	600,000		—	$23,884
Chairman of the Board and	2005	575,000	(3)	150,661	(4)	23,525	—	773,343	(5)	—	23,044
chief executive officer	2004	663,462	(6)	1,112,431	(7)	54,167	—	125,000		—	28,239

F. Matthew Rhodes	2006	404,189	(8)	—		37,377	—	—		—	2,499,921	(28)
President	2005	450,000	(9)	75,724		13,784	—	1,320,231	(5)	—	13,845
(Resigned July 1, 2006)	2004	483,173	(10)	415,475	(11)	14,820	—	800,000		—	10,604

Lewis C. Brewster	2006	377,308	(12)	75,000	(13)	15,906	—	275,000		—	8,418
Executive vice president	2005	416,250	(14)	127,823	(15)	14,268	—	593,545	(5)	—	8,990
and chief operating officer	2004	360,000	(16)	246,025	(17)	12,875	—	375,000		—	14,400

J. Scott Blouin	2006	300,000	(18)	100,000	(19)	22,876	—	175,000		—	9,230
Senior vice president and	2005	316,442	(20)	112,731	(21)	21,372	—	992,380	(5)	—	8,399
chief financial officer	2004	300,000		206,645	(22)	15,041	—	375,000		—	—

Dennis E. O’Reilly	2006	325,000	(23)	6,805	(24)	23,431	—	125,000		—	12,999
Senior vice president, chief	2005	325,000	(25)	40,875		22,813	—	333,545	(5)	—	13,000
legal officer and secretary	2004	325,000	(26)	85,973	(27)	24,023	—	265,000		—	13,000

*	See supplemental table below.

(1)	Amounts the Company contributed or accrued for the Named Executive Officers under the Conexant Retirement Savings Plan and the related executive Deferred Compensation Plan.

(2)	Includes $22,115 paid to Mr. Decker in lieu of vacation and $80,942 deferred under the Deferred Compensation Plan.

(3)	Includes $243,269 deferred under the Deferred Compensation Plan.

(4)	Includes $148,476 deferred under the Deferred Compensation Plan.

(5)	Represents the replacement stock option grants made on June 14, 2005 to replace an equal number of stock options tendered and cancelled under Conexant’s stock option exchange program which was applicable to options with exercise prices of $5 or above. The replacement options were granted with an exercise prices equal to the fair market value of Conexant common stock on June 14, 2005 and have a three year (33% per year) vesting schedule. Mr. Decker’s 773,343 options also include a grant of non-qualified options to purchase 300,000 shares made on July 1, 2005.

(6)	Includes $88,462 paid to Mr. Decker in lieu of vacation and $291,923 deferred under the Deferred Compensation Plan.

(7)	Represents a $718,750 special bonus paid in connection with the completion of the GlobespanVirata merger, $136,165 paid as part of the fiscal 2003 bonus program and $257,516, which represents the fair market value of performance share awards granted in fiscal 2002 that vested in fiscal 2004 based on Conexant’s business performance for fiscal 2003. Mr. Decker received a portion of his award in the form of 20,387 shares of Conexant common stock. Includes $708,328 deferred under the Deferred Compensation Plan.

(8)	Includes $66,689 paid to Mr. Rhodes in lieu of vacation and floating holidays and $6,231 deferred under the Deferred Compensation Plan.

(9)	Includes $20,769 deferred under the Deferred Compensation Plan.

(10)	Includes $43,269 paid to Mr. Rhodes in lieu of vacation and $3,923 deferred under the Deferred Compensation Plan.

(11)	Represents a $300,000 special bonus paid in connection with the completion of the GlobespanVirata merger, $57,901 paid as part of the fiscal 2003 bonus program and $57,574, which represents the fair market value of performance share awards granted in fiscal 2002 that vested in fiscal 2004 based on Conexant’s business performance for fiscal 2003. Mr. Rhodes received a portion of his award in the form of 4,558 shares of Conexant common stock.

(12)	Includes $17,308 paid to Mr. Brewster in lieu of vacation and $11,769 deferred under the Deferred Compensation Plan.

(13)	Represents a $75,000 special bonus paid for Mr. Brewster’s work related to Conexant’s Gross Margin Improvement Program. Another payment in the same amount was made in November 2006.

(14)	Includes $56,250 paid to Mr. Brewster in lieu of vacation and $14,123 deferred under the Deferred Compensation Plan.

(15)	Includes a $75,000 special bonus paid for Mr. Brewster’s work related to Conexant’s Gross Margin Improvement Program, of which $10,564 was deferred under the Deferred Compensation Program.

(16)	Includes $17,169 deferred under the Deferred Compensation Plan.

(17)	Represents a $150,000 special bonus paid in connection with the completion of the GlobespanVirata merger, $38,770 paid as part of the fiscal 2003 bonus program and $55,035, which represents the fair market value of performance share awards granted in fiscal 2002 that vested in fiscal 2004 based on Conexant’s business performance for fiscal 2003. Mr. Brewster received a portion of his award in the form of 4,357 shares of Conexant common stock and $2,220 in the form of a performance award.

(18)	Includes $13,846 deferred under the Deferred Compensation Plan.

(19)	Represents a special bonus of $100,000 paid for Mr. Blouin’s work related to the Company’s convertible debt offering in March 2006.

(20)	Includes $16,442 paid to Mr. Blouin in lieu of vacation.

(21)	Includes a $75,000 special bonus paid to Mr. Blouin on the first anniversary of the GlobespanVirata merger, pursuant to the terms of his employment agreement.

(22)	Represents a $125,000 special bonus paid in connection with the completion of the GlobespanVirata merger, $30,842 paid as part of the fiscal 2003 bonus program and $50,803, which represents the fair market value of performance share awards granted in fiscal 2002 that vested in fiscal 2004 based on Conexant’s business performance for fiscal 2003. Mr. Blouin received a portion of his award in the form of 4,022 shares of Conexant common stock.

(23)	Includes $32,500 deferred under the Deferred Compensation Plan.

(24)	Represents $6,805 paid to Mr. O’Reilly in the form of a performance award.

(25)	Includes $32,500 deferred under the Deferred Compensation Plan.

(26)	Includes $32,500 deferred under the Deferred Compensation Plan.

(27)	Represents $30,938 paid as part of the fiscal 2003 bonus program and $55,035, which represents the fair market value of performance share awards granted in fiscal 2002 that vested in fiscal 2004 based on Conexant’s business performance for fiscal 2003. Mr. O’Reilly received a portion of his award in the form of 4,357 shares of Conexant common stock.

(28)	Includes payments Mr. Rhodes received under his separation and release agreement dated July 5, 2006. See, “Certain Relationships and Related Transactions — Executive Officer Employment Agreements.” Mr. Rhodes received two times his annual base salary and target bonus, a pro-rata fiscal 2006 bonus award, and a special payment of $450,000 plus certain other benefits payable on January 5, 2007. The total value of the separation payments is $2,487,153.

The following tables provide certain supplemental information regarding (1) other annual compensation paid to the Named Executive Officers during fiscal 2004, 2005 and 2006, for certain perquisites provided, and (2) grant date fair market values of stock option and performance share grants to the Named Executive Officers.

(A)	Amounts shown in the Other Annual Compensation column consist of the following:

	Fiscal	Insurance	Physical	Airline		Health	Financial				Other Annual
Name	Year	Premiums(a)	Exam	Club		Club	Planning		Other		Compensation

Dwight W. Decker	2006	$10,117	$—	$1,943		$6,135	$12,021		$—		$30,216
	2005	5,067	—	1,108		5,729	11,621		—		23,525
	2004	3,400	—	592		5,370	11,251		33,554	(b)	54,167
F. Matthew Rhodes	2006	3,636	1,379	2,221	(c)	5,922	24,219	(c)	—		37,377
(Resigned July 1, 2006)	2005	1,127	—	1,036		—	11,621		—		13,784
	2004	1,427	—	1,591		551	11,251		—		14,820
Lewis C. Brewster	2006	1,982	1,903	—		—	12,021		—		15,906
	2005	574	—	1,332		740	11,621		—		14,268
	2004	1,106	—	518		—	11,251		—		12,875
J. Scott Blouin	2006	3,915	—	518		6,422	12,021		—		22,876
	2005	2,756	—	1,073		5,922	11,621		—		21,372
	2004	935	1,671	1,184		—	11,251		—		15,041
Dennis E. O’Reilly	2006	6,232	—	444		4,734	12,021		—		23,431
	2005	4,752	—	518		5,922	11,621		—		22,813
	2004	4,594	—	1,073		7,105	11,251		—		24,023

(a)	Includes imputed income for life and, if applicable, excess liability insurance premiums.

(b)	Includes $33,554 for Conexant restricted stock that vested in 2004 which was derived from Rockwell International Corporation (now, Rockwell Automation, Inc.) restricted stock granted to Mr. Decker as an employee of Rockwell.

(c)	Due to timing of the payments, includes both calendar year 2005 and 2006 payments.

(B)	The following table provides supplemental information regarding the grant date FAS 123 fair market values and, for grant dates after September 29, 2005, the grant date FAS 123R fair market values for the shares underlying stock options set forth in the Summary Compensation Table. These values were determined at the time of the grant using the Black-Scholes-Merton option pricing model and are the same values used to compute the compensation expense related to stock options reported in Conexant’s financial statements. The values of Mr. Decker’s performance share awards were calculated using the closing prices of the Conexant common stock on the respective dates of grant, March 10, 2005 and February 22, 2006.

		Performance Shares		Stock Options
	Fiscal		Grant Date			Grant Date		Total Grant
Name	Year	# of Shares	Value ($)	# of Shares		Value ($)		Date Value ($)

Dwight W. Decker	2006	275,000	$797,500	600,000		$1,068,000		$1,865,500
	2005	275,000	451,000	773,343	(a)	929,608		1,308,608
	2004	—		125,000	(b)	531,250	(b)	531,250	(b)
F. Matthew Rhodes	2006	—		—		—		—
(Resigned July 1, 2006)	2005	—		1,320,231	(a)	2,086,493		2,086,493
	2004	—		800,000	(b)	3,877,000	(b)	3,877,000	(b)
Lewis C. Brewster	2006	—		275,000		489,500		489,500
	2005	—		593,545	(a)	931,094		931,094
	2004	—		375,000	(b)	1,805,750	(b)	1,805,750	(b)
J. Scott Blouin	2006	—		175,000		311,500		311,500
	2005	—		992,380	(a)	860,195		860,195
	2004	—		375,000	(b)	1,805,750	(b)	1,805,750	(b)
Dennis E. O’Reilly	2006	—		125,000		222,500		222,500
	2005	—		333,545	(a)	574,665		574,665
	2004	—		265,000	(b)	1,285,250	(b)	1,285,250	(b)

(a)	Represents the replacement stock option grants made on June 14, 2005 to replace an equal number of stock options tendered and cancelled under Conexant’s stock option exchange program which was applicable to options with exercise prices of $5 or above. The replacement options were granted with an exercise prices equal to the fair market value of Conexant common stock on June 14, 2005 and have a three year (33% per year) vesting schedule. Mr. Decker’s 773,343 options also include a grant of non-qualified options to purchase 300,000 shares made on July 1, 2005.

(b)	These option grants were subsequently cancelled under the stock option exchange program in December 2004.

Retirement Benefits

Conexant does not sponsor a defined benefit pension plan for any U.S. employees.

Non-Qualified Deferred Compensation Plan

Conexant sponsors a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) for directors, officers and certain other employees of Conexant. Under the Deferred Compensation Plan, employee participants are allowed to defer up to 100% of base salary and cash bonus, and non-employee director participants are allowed to defer up to 100% of their cash compensation. This deferral plan also allows the executives to obtain the 401(k) Company match beyond the IRS-prescribed contribution and salary limitations of the Company’s Retirement Savings Plan. The Company makes contributions to the Deferred Compensation Plan coincident with the deferrals made by the participants. The deferrals are used to purchase Trust Owned Life Insurance which is held in a Rabbi trust. The deferred amounts are valued daily as if invested in one or more of a number of investment funds, each of which may appreciate or depreciate in value over time. The choice of investment funds is determined by the individual participant.

Under the Deferred Compensation Plan, participants must defer at least an annual minimum amount of $2,000 for a number of years designated by each participant. Participants may choose a short-term payout, with a minimum deferral period of three years, a retirement payout, with either a lump sum paid out at retirement, or annual payments over 2, 5, 10, 15 or 20 years following retirement. This initial election is irrevocable. However, participants may elect to further defer the payment at least five years following the original payment date elected, subject to 409A limitations. If a participant is terminated prior to the payout date(s) elected, the participant will receive a lump sum distribution, subject to 409A limitations, if applicable.

Excluding the amounts shown below as Conexant Contributions, which represents the Company matching contributions in excess of the IRS-prescribed contribution and salary limits under the Company’s Retirement Savings Plan, the amounts in this table represent the elective deferrals into the plan by the Named Executive Officer and all gains and losses on the underlying investments held in the trust for each of fiscal 2004, 2005 and 2006. Additional information regarding the deferrals by individual Named Executive Officers can be found in the footnotes to the Summary Compensation Table.

Non-Qualified Deferred Compensation Plan

						Earnings on	Aggregate Account
		Executive	Conexant	Withdrawals /		Underlying	Balance at end of
	Fiscal	Contributions	Contributions	Distributions		Investments	Fiscal Year
Name	Year	($)(1)	($)(2)	($)		($)(3)	($)

Dwight W. Decker	2006	$80,942	$15,271	$—		$473,101	$4,057,864
	2005	391,745	15,084	—		306,187	3,488,550
	2004	1,000,251	21,739	—		164,893	2,775,534

F. Matthew Rhodes	2006	6,231	4,154	—		20,244	216,329
(Resigned July 1, 2006)	2005	20,769	5,814	—		20,404	185,701
	2004	3,923	3,923	—		10,524	138,713

Lewis C. Brewster	2006	11,769	2,277	—		16,863	213,526
	2005	24,688	3,319	10,067	(4)	18,525	182,617
	2004	17,169	6,925			10,767	146,152

J. Scott Blouin	2006	13,846	554	—		460	14,860
	2005	—	—	—		—	—
	2004	—	—	—		—	—

Dennis E. O’Reilly	2006	32,500	6,900	—		5,567	364,273
	2005	32,500	7,267	—		13,463	319,306
	2004	32,500	7,600	—		12,957	266,076

(1)	Represents contributions to the Deferred Compensation Plan by the Named Executive Officer during the fiscal year.

(2)	Represents the non-qualified Company matching contributions made to the Deferred Compensation Plan during the fiscal year in excess of the IRS prescribed contribution and salary limits under the Company’s Retirement Savings Plan. These amounts are included in the Summary Compensation Table under the “All Other Compensation” column.

(3)	Represents total market-based earnings (losses) for the fiscal year on all deferred compensation under the plan based on the investment returns associated with the investment choices made by the Named Executive Officer.

(4)	Represents a total distribution of the 2005 calendar year contributions as provided for under the Section 409A transition rules and the Deferred Compensation Plan.

OPTION GRANTS IN LAST FISCAL YEAR

Shown below is further information on grants to the Named Executive Officers of stock options pursuant to the Equity Compensation Plans during the fiscal year ended September 29, 2006, which are reflected in the “Stock Option” column of the Summary Compensation Table.

Option Grants in Last Fiscal Year

	Number of	Percentage of
	Securities	Total Options
	Underlying	Granted to	Exercise		Potential Realizable Value			Supplemental:
	Options	Conexant	Price		at Assumed Annual Rates			FAS 123R
	Granted	Employees	(per	Expiration	of Stock Price Appreciation			Grant Date
Name	(Shares)(1)	in Fiscal 2006	share)	Date	for Option Term			Value ($)(2)
					0%	5%	10%

Dwight W. Decker	600,000	3.82%	$2.70	2/7/2014	$0	$773,478	$1,852,614	$1,068,000

F. Matthew Rhodes (Resigned July 1, 2006)	—	—	—	—	—	—	—	—

Lewis C. Brewster	275,000	1.75%	2.70	2/7/2014	$0	$354,511	$849,115	$489,500

J. Scott Blouin	175,000	1.12%	2.70	2/7/2014	$0	$225,598	$540,346	$311,500

Dennis E. O’Reilly	125,000	0.80%	2.70	2/7/2014	$0	$161,141	$385,961	$222,500

(1)	The options were granted on February 7, 2006 and vest annually in four equal installments starting on the first anniversary of the grant date.

(2)	Represent the grant date FAS 123R fair market values determined at the time of the grant using the Black-Scholes-Merton option pricing model. These are the same values used to compute the compensation expense related to stock options reported in Conexant’s financial statements. The other Black-Scholes-Merton variables used in the valuation: interest rate, expected life and volatility were 4.44%, 5.25 years and 76%, respectively.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

Shown below is information with respect to (i) exercises by the Named Executive Officers during fiscal 2006 of options to purchase Conexant common stock granted under the Equity Compensation Plans and (ii) the unexercised options to purchase Conexant common stock held by the Named Executive Officers at September 29, 2006. The table also includes supplemental information regarding unvested performance share awards held by the Named Executive Officers at September 29, 2006.

Option Exercises and Fiscal Year-End Aggregated Option Values

									Supplemental:
											Incentive
											Plans:
									Incentive		Market or
									Plans:		Payout
									Number of		Value of
	Shares		Number of Securities Underlying				In-the-Money Amount of		Nonvested		Nonvested
	Acquired on	Value	Unexercised Options (#)				Unexercised Options ($)(1)		Shares		Shares
Name	Exercise (#)	Realized ($)	Exercisable		Unexercisable		Exercisable	Unexercisable	Held (#)		Held ($)(1)

Dwight W. Decker	957,626	$1,050,395	3,828,316	(2)	1,188,498	(2)	$348,019.09	$285,120.60	275,000	(7)	$550,000
F. Matthew Rhodes (Resigned July 1, 2006)	60,000	80,358	2,909,807	(3)	—		723,031	—	—		—
Lewis C. Brewster	—	—	1,052,925	(4)	719,870	(4)	186,923	230,478	—		—
J. Scott Blouin	—	—	619,696	(5)	867,320	(5)	222,467	355,330	—		—
Dennis E. O’Reilly	—	—	757,749	(6)	371,950	(6)	99,713	127,742	—		—

(1)	Based on the closing price of Conexant common stock on the Nasdaq Global Select Market on September 29, 2006 of $2.00 per share.

(2)	Mr. Decker has stock options expiring on the following dates: 156,282 on 12/9/2006; 333,936 on 7/2/2007; 163,912 on 12/3/2007; 776,403 on 1/4/2009; 306,515 on 11/4/2010; 491,736 on 3/30/2011; 1,229,460 on 4/3/2012; 185,227 on 11/3/2012; 473,343 on 6/14/2013; 300,000 on 7/1/2013; and 600,000 on 2/7/2014. Includes stock options granted by Rockwell International Corporation prior to the spin-off of Conexant from Rockwell which were converted in to stock options to purchase Conexant common stock on the same terms as the Rockwell stock options but with adjustments to the exercise price and the number of shares for which such options are exercisable to preserve the intrinsic value of the options.

(3)	On July 1, 2006, pursuant to Mr. Rhode’s separation agreement, all outstanding unvested options became immediately exercisable. Mr. Rhodes has stock options expiring on the following dates: 245,883 on 1/4/2009; and 2,663,924 on 7/1/2009.

(4)	Mr. Brewster has stock options expiring on the following dates: 338,729 on 1/4/2009; 89,924 on 3/30/2009; 26,164 on 11/4/2010; 33,009 on 3/29/2011; 245,892 on 4/3/2012; 170,532 on 11/3/2012; 593,545 on
6/14/2013; and 275,000 on 2/7/2014.

(5)	Mr. Blouin has stock options expiring on the following dates: 196,701 on 9/30/2011; 122,935 on 11/3/2012; 992,380 on 6/14/2013; and 175,000 on 2/7/2014.

(6)	Mr. O’Reilly has stock options expiring on the following dates: 233,491 on 1/4/2009; 109,594 on 3/30/2009; 33,009 on 3/29/2011; 196,712 on 4/3/2012; 98,348 on 11/3/2012; 333,545 on 6/14/2013; and 125,000 on 2/7/2014.

(7)	Represents a Performance Share Award of 275,000 performance shares granted on February 22, 2006.

The table below provides supplemental information regarding the option exercises and performance share vesting during fiscal 2006 for each of the Named Executive Officers.

	Shares Acquired		Value Realized
	on Exercise or		Upon Exercise or
Name of Executive Officer	Vesting (#)		Vesting ($)

Dwight W. Decker	113,594	(a)	$36,225
	275,000	(b)	216,700
	294,032	(b)	203,470
	275,000	(c)	594,000
F. Matthew Rhodes (Resigned July 1, 2006)	15,000	(d)	17,914
	15,000	(e)	20,315
	15,000	(e)	20,315
	15,000	(f)	21,814
Lewis Brewster	—		—
J. Scott Blouin	—		—
Dennis E. O’Reilly	—		—

(a)	Shares underlying options that had an expiration date of December 6, 2005 and were exercised prior to their expiration on November 22, 2005. These options were granted to Mr. Decker by Rockwell International Corporation (now Rockwell Automation, Inc.) prior to the spin-off of Conexant by Rockwell and were converted into options to purchase Conexant common stock in the spin-off.

(b)	Shares underlying options that had an expiration date of March 22, 2006 and were exercised prior to their expiration: 275,000 options were exercised on March 9, 2006 and 294,032 options were exercised on March 13, 2006. These options were granted to Mr. Decker by Rockwell International Corporation (now Rockwell Automation, Inc.) prior to the spin-off of Conexant by Rockwell and were converted into options to purchase Conexant common stock in the spin-off.

(c)	Performance Shares vested on November 2, 2005 at a price of $2.16 per share.

(d)	Options exercised on January 30, 2006.

(e)	Options exercised on April 3, 2006.

(f)	Options exercised on May 3, 2006.

Report on Ten-Year Option Repricing

Pursuant to the terms of F. Matthew Rhodes’ separation and release agreement with the Company, the exercise prices of certain of his options to purchase Conexant common stock were increased on June 30, 2006 as described under “‘Certain Relationships and Related Transactions — Executive Officer Employment Agreements.”

The following table sets forth information regarding options held by executive officers of the Company that have been repriced during the ten-year period ended September 29, 2006.

Length of
Original
		Number of	Market			Option Term
		Securities	Price of	Exercise		Remaining
		Underlying	Stock at	Price at	New	at Date of
		Options	Time of	Time of	Exercise	Repricing
Name	Date	Repriced (#)	Repricing ($)	Repricing ($)	Price ($)	(Years)

F. Matthew Rhodes	06/30/2006	98,348	$2.50	$1.42	$2.50	3
(Resigned July 1, 2006)	06/30/2006	424,704	2.50	2.15	2.50	3

Equity Compensation Plan Information

The following table provides information as of September 29, 2006 about shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or directors under all of the Company’s existing equity compensation plans, including the Company’s 1998 Stock Option Plan, 1999 Long-Term Incentives Plan, as amended, 2000 Non-Qualified Stock Plan, as amended, Directors Stock Plan, as amended, Amended and Restated 2001 Employee Stock Purchase Plan, 1999 Non-Qualified Employee Stock Purchase Plan, as amended, 2001 Performance Share Plan, and 2004 New-Hire Equity Incentive Plan, as well as the GlobespanVirata 1999 Equity Incentive Plan, 1999 Supplemental Stock Options Plan, and Amended and Restated 1999 Stock Incentive Plan assumed in the Merger (collectively, the “Equity Compensation Plans”). The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with other mergers and acquisitions of the companies which originally granted those options. Footnote (6) to the table sets forth the total number of shares of the Company’s common stock issuable upon exercise of those assumed options as of September 29, 2006 and the weighted average exercise price of those options. No additional options may be granted under these assumed plans.

				Number of Securities
	Number of Securities to		Weighted Average Exercise	Remaining
	be Issued upon Exercise		Price of Outstanding	Available for Future Issuance
	of Outstanding Options,		Options, Warrants and	under Equity Compensation
	Warrants and Rights		Rights	Plans

Equity compensation plans approved by shareowners
Stock plans	29,591,586		$3.12	35,939,924	(1)
Employee Stock Purchase Plan (domestic)	—			4,579,428	(2)
Directors Stock Plan	1,546,188		$3.17	470,840	(3)

Total	31,137,774			40,990,192
Equity compensation plans not approved by shareowners
Stock plans	70,138,071		$2.31	2,366,178
2004 New-Hire Equity Incentive Plan	505,790		$7.42	17,120,960
Employee Stock Purchase Plan (international)	—			1,488,281	(4)
Performance Share Plan	275,000			3,012,231	(5)

Total	70,918,861	(6)(7)		23,987,650
Grand Total	102,056,635			64,977,842

(1)	Includes shares of Conexant common stock issuable upon exercise of outstanding options under the GlobespanVirata 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended and Restated 1999 Stock Incentive Plan assumed by Conexant in connection with the Merger.

(2)	Includes shares of Conexant common stock subject to purchase rights accruing under the Amended and Restated 2001 Employee Stock Purchase Plan. The Amended and Restated 2001 Employee Stock Purchase Plan provides that the maximum authorized shares thereunder will be automatically increased by an additional 2,500,000 shares, or such lesser number as the Board may determine, on October 1 of each year commencing with October 1, 2003 and ending on October 1, 2012, for a maximum increase of 25,000,000 additional shares.

(3)	Effective on October 1, 2005, the maximum number of shares issuable under the Directors Stock Plan was automatically increased by 355,125 shares. The Directors Stock Plan, as amended effective February 27, 2004, provides that the maximum number of shares under the Directors Stock Plan is automatically increased on the first day of each fiscal year by an additional amount equal to the greater of 250,000 shares or 0.075% of the shares of Conexant common stock outstanding on that date, subject to the Board of Directors being authorized and empowered to select the smaller amount.

(4)	Includes shares of Conexant common stock subject to purchase rights accruing under the 1999 Non-Qualified Employee Stock Purchase Plan. On November 2, 2005, the plan was amended to increase by 1,500,000 the number of shares reserved for issuance under the Plan.

(5)	Under the 2001 Performance Share Plan, the performance share awards may be paid in shares of Conexant common stock, cash or both. See “— Equity Compensation Plans Not Approved by Stockholders — 2001 Performance Share Plan” below.

(6)	The table does not include information for certain equity compensation plans assumed by Conexant in connection with mergers and acquisitions of the companies which originally established those plans. As of September 29, 2006, a total of 2,000,111 shares of Conexant common stock were issuable upon exercise of outstanding options under those assumed plans and the weighted average exercise price of those outstanding options was $5.98 per share. No additional options may be granted under those assumed plans.

(7)	Pursuant to the Company’s Exchange Offer, on December 13, 2004 options to purchase an aggregate of 32,692,663 shares of Conexant common stock were tendered for exchange to the Company and were cancelled. On June 14, 2005, eligible employees who tendered options for exchange received an equivalent number of replacement options under the Company’s 2000 Non-Qualified Stock Plan.

Equity Compensation Plans Not Approved by Shareowners

1999 Non-Qualified Employee Stock Purchase Plan

The Company’s 1999 Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified ESPP”) was adopted by the Board of Directors on May 14, 1999 and was subsequently amended on August 13, 1999, July 18, 2002, July 22, 2004 and November 2, 2005. The Non-Qualified ESPP has not been approved by the Company’s shareowners. Employees of the Company’s subsidiaries located in certain countries outside the U.S. who are not officers or directors of the Company may be eligible to participate in the Non-Qualified ESPP. As of September 29, 2006, the Board of Directors reserved 3,900,000 shares of the Company’s common stock for issuance under the Non-Qualified ESPP, subject to adjustment under certain circumstances.

The Non-Qualified ESPP permits eligible employees to purchase shares of the Company’s common stock at the end of each offering period at 85% of the lower of the fair market value of the Company’s common stock on the first trading day of the offering period or on the last trading day of the offering period. Under the plan, employees may authorize the Company to withhold up to 15% of their compensation for each pay period to purchase shares under the plan, subject to certain limitations. Offering periods generally commence on the first trading day of February and August of each year and are generally six months in duration, but may be terminated earlier under certain circumstances. As of September 29, 2006, an aggregate of 1,488,281 shares of the Company’s common stock were available for future purchases under the Non-Qualified ESPP.

2000 Non-Qualified Stock Plan

The Company’s 2000 Non-Qualified Stock Plan (the “2000 Plan”) was adopted by the Board of Directors on November 5, 1999 and was most recently amended on February 26, 2003. The 2000 Plan has not been approved by the Company’s shareowners. The 2000 Plan authorizes grants of non-qualified stock options and restricted stock. An aggregate of 47,500,000 shares of the Company’s common stock are authorized for issuance or delivery under the 2000 Plan, provided that no more than 3,000,000 shares will be available for grants of restricted stock, in each case, subject to adjustment under certain circumstances.

Restricted stock may be granted only to employees, including officers and directors who are employees, of the Company. Stock options granted under the 2000 Plan will have an exercise price per share equal to the fair market value per share of the Company’s common stock at the date of grant. Generally, each option will vest in installments over a four year period, with 25% of the shares becoming exercisable each year on the anniversary of the date of grant. In connection with the Company’s Exchange Offer, replacement options granted on June 14, 2005 under the 2000 Plan vest in installments over a three-year period as described under the caption “Long-Term Incentive Compensation” in the report of the Compensation Committee. Stock options granted under the 2000 Plan may not be exercised after eight years from the date of grant. As of September 29, 2006, an aggregate of 2,366,178 shares were available for future grants under the 2000 Plan.

At the time of the Merger, Conexant shareowners approved the assumption and adoption by Conexant of GlobespanVirata’s 1999 Equity Incentive Plan, 1999 Supplemental Stock Option Plan and Amended and Restated 1999 Stock Incentive Plan, referred to collectively as the GlobespanVirata stock plans. Additionally, shareowners approved Conexant’s use of the shares remaining available for grant under the GlobespanVirata stock plans at the time of the Merger, as well as any additional shares that may become available for grant under the GlobespanVirata stock plans as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards (in each case after adjustment to reflect the merger exchange ratio), for grant of awards by Conexant after the Merger under the GlobespanVirata stock plans or under Conexant’s stock plans, including Conexant’s 1999 LTIP and the 2000 Plan. As of September 29, 2006, a total of 29,914,204 shares were available for issuance under these plans, which are included on the “Equity compensation plans approved by shareowners” section of the Equity Compensation Plan table.

2001 Performance Share Plan

The Company’s 2001 Performance Share Plan (the “Performance Share Plan”) was adopted by the Board of Directors on November 2, 2001. The Performance Share Plan has not been approved by the Company’s shareowners. An aggregate of 4,000,000 shares of the Company’s common stock are authorized for grants of performance share awards under the Performance Share Plan, subject to adjustment under certain circumstances.

The Performance Share Plan permits eligible employees to receive grants of performance share awards which vest based on performance criteria and continued employment with the Company from the grant date through the time of vesting. The value of the performance share award will equal the fair market value of the Company’s common stock. Employees whose performance share awards vest are entitled to receive a payment in the form of shares of the Company’s common stock, cash or both. As of September 29, 2006, an aggregate of 3,012,231 shares of the Company’s common stock were available for future grants under the Performance Share Plan.

2004 New-Hire Incentive Plan

The Company’s 2004 New-Hire Incentive Plan (the “New-Hire Plan”) was adopted by the Board of Directors on February 6, 2004. The New-Hire Plan has not been approved by the Company’s shareowners. An aggregate of 12,000,000 shares of the Company’s common stock were authorized for grants of stock or stock options under the New-Hire Plan, subject to adjustment under certain circumstances. The New-Hire Plan has an evergreen feature so that at the start of each new fiscal year of the Company the number of shares authorized for grants is adjusted to add as many shares as needed to bring the aggregate available shares up to 10,000,000.

The New-Hire Plan permits the Company to make grants of equity compensation to new employees in a merger or acquisition or to persons not previously a director of or employed by the Company, or following a bona fide period of non-employment by the Company, if the equity grant is a material inducement in the person’s entering into employment with the Company. As of September 29, 2006, an aggregate of 17,120,960 shares of the Company’s common stock were available for future grants under the New Hire Plan, which number of shares includes additional shares that may have become available for grant as a result of cancellations, forfeitures, lapses or other terminations of outstanding awards.

Shareowner Return Performance Graph

Set forth below is a line graph comparing the cumulative total shareowner return on Conexant common stock against the cumulative total return of the Standard & Poor’s 500 Stock Index and the Nasdaq Electronic Components Index for the period beginning October 1, 2001 and ending September 29, 2006. The graph assumes that $100 was invested on October 1, 2001, in each of Conexant common stock, the Standard & Poor’s 500 Stock Index and the Nasdaq Electronic Components Index at the respective closing prices on October 1, 2001 and that all dividends were reinvested. No cash dividends have been paid or declared on Conexant common stock. For purposes of the graph, the 2002 distribution of the Skyworks Solutions, Inc. shares to holders of Conexant common stock as part of the spin-off and merger of Conexant’s wireless communication business with Alpha Industries, Inc. to form Skyworks Solutions, Inc., and the 2003 spin-off of Mindspeed Technologies, Inc. are treated as non-taxable cash dividends that were reinvested in additional shares of Conexant common stock at the closing price on June 26, 2002 and June 30, 2003, respectively.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG CONEXANT SYSTEMS, INC., THE S&P 500 INDEX
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

	Cumulative Total Return*
	9/01	9/02	9/03	9/04	9/05	9/06
CONEXANT SYSTEMS, INC.**	$100.00	$34.86	$215.95	$61.051	$68.30	$76.31
S&P 500	100.00	79.51	98.91	112.43	126.43	140.08
NASDAQ ELECTRONIC COMPONENTS INDEX	100.00	64.12	123.24	101.45	118.85	110.77

*	$100 invested on October 1, 2001 in stock or index, including reinvestment of dividends. Fiscal year ending September 30.

**	Includes the reinvestment of all dividends in Conexant common stock, including the value of the dividends related to receipt of 0.351 shares of Skyworks Solutions, Inc. common stock on June 25, 2002 for each share of Conexant common stock held and the receipt of 1 share of Mindspeed Technologies, Inc. common stock on June 27, 2003 for every 3 shares of Conexant common stock held.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Employment Agreements

At the time of the merger with GlobespanVirata, Inc., Conexant entered into employment agreements with certain key executives, including Messrs. Decker, Rhodes, Brewster, Blouin, and O’Reilly. Except as noted below, each of the employment agreements contains the following provisions. Each agreement sets forth the individual’s initial annual base salary and a formula for determining the individual’s annual target bonus for fiscal 2004. Each agreement provides that Conexant’s Board of Directors or the Compensation Committee will (1) review the individual’s annual base salary at least annually and may increase (but not decrease) the salary and (2) determine the amount of the individual’s annual target bonus for fiscal years after fiscal 2004. If Conexant terminates an individual’s employment without “cause” or if the individual resigns for “good reason” (as defined in the employment agreements), Conexant will continue to provide certain benefits to the executive for a specified period after the termination, unless and until the executive receives similar benefits from another employer. However, Messrs. Brewster and O’Reilly do not have a “good reason” clause in their employment agreements. Each agreement also restricts the individual from competing with Conexant or soliciting employees or customers of Conexant during the employment period and for 12 months thereafter. Under each agreement, the individual will generally be made whole for any excise taxes imposed by the Internal Revenue Code on certain change of control payments.

For the purposes of the employment agreements, a “change of control” is defined generally as:

•	the acquisition by any individual, entity or group of beneficial ownership of 20% or more of either the then outstanding shares of Conexant common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the Conexant Board of Directors which is not supported by the current Board of Directors;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of Conexant’s assets, which results in a change in the majority of the Board of Directors or of more than 60% of Conexant’s shareowners; or

•	approval by Conexant’s shareowners of the complete liquidation or dissolution of Conexant.

Executive Officer Employment Agreements

Dwight W. Decker.  On March 10, 2005, Mr. Decker and the Company entered into an Amended and Restated Employment Agreement (the Agreement), which amended and restated his Employment Agreement dated as of January 15, 2004 (the Prior Agreement), pursuant to which Mr. Decker served as non-executive chairman of the Board and an employee of the Company from February 27, 2004. On November 9, 2004, at the request of the Board of Directors, Mr. Decker resumed the position of chief executive officer while continuing in his position as chairman of the Board. The Agreement sets forth the terms and conditions of Mr. Decker’s employment as chairman of the Board and chief executive officer. The Agreement also sets forth the terms and conditions of his employment as non-executive chairman of the Board following his service as chief executive officer, if the Company and Mr. Decker agree that he will continue as non-executive chairman of the Board; these terms and conditions are substantially similar to the terms and conditions of the Prior Agreement.

The Agreement, effective as of February 28, 2005, provides that Mr. Decker will serve as chairman of the Board and chief executive officer of the Company until November 9, 2006. Following that date, the Agreement will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. In exchange for his services, Mr. Decker will be paid an initial annual base salary of $575,000 and will be eligible for an annual performance bonus as determined by the Board of Directors or the Compensation Committee. For fiscal 2005, in lieu of a cash bonus, Mr. Decker received a performance share award pursuant to the Company’s 2001 Performance Share Plan covering 275,000 shares of the Company’s common stock. On July 1, 2005, Mr. Decker was granted options to purchase 300,000 shares of the Company’s common stock, which will become exercisable in two equal installments on November 8, 2005 and November 8, 2006. All of his outstanding unvested equity awards will continue to vest during the employment term.

Under the Agreement, if the Company terminates Mr. Decker’s employment as chairman of the Board and chief executive officer without “cause” or if he resigns as chairman of the Board and chief executive officer for “good reason” the Company will pay him a cash lump-sum equal to the sum of (i) any unpaid base salary (and any other unpaid amounts) accrued through his termination date, (ii) a pro rata share of his target bonus for the fiscal year in which his termination occurs, (iii) two times his base salary, (iv) two times his annual target bonus, and (v) $200,000. In addition, all of his options and shares of restricted stock will become fully vested and Mr. Decker may exercise all such options until the later of (A) February 27, 2010 and (B) the second anniversary of his termination date.

If Mr. Decker resigns from his position as chief executive officer without “good reason” on or after November 9, 2005, but continues to serve as non-executive chairman of the Board and an employee of the Company by mutual agreement (the Chairmanship Only Resumption), his continued service will be on terms substantially similar to those contained in the Prior Agreement. Upon a Chairmanship Only Resumption, Mr. Decker will serve as non-executive chairman of the Board for as long as he continues as a director of the Company, but at least two years and four months from the date of his resignation as chief executive officer (i.e., the term remaining under the Prior Agreement at the time Mr. Decker resumed the position of chief executive officer). During the first four months following a Chairmanship Only Resumption, Mr. Decker will be paid his base salary in effect at the time of his resignation as chief executive officer. For each of the two years of his employment following this four month period, Mr. Decker will be paid $100,000. For future periods, the Board of Directors or the Compensation Committee will determine Mr. Decker’s annual base salary. During the period following a Chairmanship Only Resumption, Mr. Decker will be eligible for such annual performance bonuses, if any, as determined by the Board of Directors or the Compensation Committee. If during the first year following a Chairmanship Only Resumption, the Company terminates Mr. Decker’s employment as non-executive chairman of the Board without “cause” or if he resigns for “good reason”, he will be entitled to the separation benefits described in the preceding paragraph, except that the certain payments will be calculated using the base salary in effect at the time of his resignation as chief executive officer and other payments will be based on two times his annual target bonus. Following the first year, if the Company terminates Mr. Decker’s employment without “cause” or if he resigns for “good reason”, he will be entitled to lesser separation benefits and the Company will also pay him, as part of the cash lump-sum, any unpaid target bonus for the fiscal year in which his termination occurs.

If Mr. Decker resigns from his positions as chairman of the Board and/or chief executive officer without “good reason” on or after November 9, 2005 and does not continue as non-executive chairman of the Board or if Mr. Decker resigns from his position as non-executive chairman of the Board without “good reason” after the four-month anniversary of the Chairmanship Only Resumption, all of his outstanding unvested equity awards will become fully vested and Mr. Decker may exercise such awards for two years following his resignation.

Lewis C. Brewster.  Mr. Brewster’s February 27, 2004 employment agreement was effective on that date and provides that he will serve as executive vice president, sales, operations and quality of Conexant. In November 2004, he was promoted to executive vice president and chief operating officer. His agreement has an initial two-year term and thereafter will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. Mr. Brewster’s initial annual base salary was $360,000 and his initial annual target bonus was 70% of his annual base salary. If Conexant terminates Mr. Brewster’s employment without “cause”, Conexant will (i) continue to pay his base salary for 12 months following his termination and (ii) pay him promptly after the end of the fiscal year in which the termination occurs a cash sum of (A) a pro rata share of his target bonus for the fiscal year in which the termination occurs and (B) the full amount of his target bonus for such fiscal year. In addition, all of Mr. Brewster’s options and shares of restricted stock will continue to vest during the 12 months following his termination and all vested options may be exercised during that period and for ninety days thereafter, after which time all of his options will expire.

J. Scott Blouin.  In December 2002, Conexant entered into an employment and change of control agreement with Mr. Blouin which, in addition to providing for his continuing employment after a change of control (defined in substantially similar terms as under the change of control employment agreements described above), further defined the terms of his employment with Conexant. In connection with the Merger, the agreement was amended effective February 27, 2004 to provide that he will be employed as senior vice president and chief accounting officer of Conexant. Mr. Blouin was promoted to senior vice president and chief financial officer in August 2004. His amended agreement had an initial two-year term and has been and will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. Mr. Blouin’s initial annual base salary was $300,000 and his initial annual target bonus was 60% of his annual base salary. In addition, Mr. Blouin received on or about the first anniversary of the Merger, a cash bonus of $75,000, subject to repayment in certain circumstances. If Conexant terminates Mr. Blouin’s employment without “cause” or if he resigns for “good reason”, Conexant will (i) pay him a cash lump-sum equal to any unpaid base salary (and any other unpaid amounts) accrued through his termination, (ii) continue to pay his base salary for two years following his termination and (iii) pay him promptly after the end of the fiscal year in which the termination occurs a cash lump-sum equal to the full amount of his target bonus for such fiscal year. In addition, all of Mr. Blouin’s options and shares of restricted stock will continue to vest during the two-year period following his termination and all vested options may be exercised during that period and for ninety days thereafter, after which time all of his options will expire.

Dennis E. O’Reilly.  Mr. O’Reilly’s January 15, 2004 employment agreement was effective February 27, 2004 and provides that he will be employed as senior vice president, chief legal officer and secretary of Conexant. His agreement had an initial two-year term and has been and will be automatically extended for additional one-year terms, unless either party notifies the other that it no longer wishes the extensions to continue. Mr. O’Reilly’s initial annual base salary was $325,000 and his initial annual target bonus was 60% of his annual base salary. If Conexant terminates Mr. O’Reilly’s employment without “cause”, Mr. O’Reilly will be entitled to substantially the same payments and benefits as Mr. Brewster under his employment agreement described above. In addition, Mr. O’Reilly’s agreement with Conexant defining certain conditional benefits to Mr. O’Reilly upon his retirement, including payment of any earned unused vacation, formal salary and benefit continuation status for six months and continued eligibility for applicable benefits, remains in effect.

F. Matthew Rhodes.  On January 20, 2006, Mr. Rhodes stepped down as the Company’s president and became executive assistant to the chairman and chief executive officer of the Company. On July 5, 2006, the Company completed a separation and release agreement with Mr. Rhodes, pursuant to which Mr. Rhodes resigned from his positions with the Company effective as of July 1, 2006. The separation and release agreement entitles Mr. Rhodes to certain compensation and benefits as a result of his termination of employment with Conexant. Mr. Rhodes will receive two times his annual base salary and bonus, a pro rata bonus for fiscal year 2006, and a special payment of $450,000 plus certain other benefits payable on January 5, 2007. The total value of the separation payments under the agreement is $2,487,153. Additionally, upon the acceleration of vesting of all of Mr. Rhodes’s unvested options to purchase Company common stock as of July 1, 2006, all of Mr. Rhodes’s options will be exercisable until the earlier of their expiration date or July 1, 2009 and the exercise prices of Mr. Rhodes’s options to purchase (a) 98,348 shares of Company common stock granted on November 4, 2002 and (b) 424,704 shares of Company common stock granted on May 6, 2002, in each case that were not vested as of December 31, 2004, were increased to $2.50 per share, the fair market value of the Company common stock on June 30, 2006. In addition, the agreement restricts Mr. Rhodes from competing with the Company (to the extent permitted by law) or soliciting employees or customers of the Company, which provisions will apply to Mr. Rhodes until July 1, 2007.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors, executive officers and with certain other executives. The indemnification agreements require the Company to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by the Company.

Other

In connection with the Mindspeed spin-off, Mindspeed issued to Conexant a warrant to purchase 30 million shares of Mindspeed common stock at a price of $3.408 per share, exercisable until June 27, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To Conexant’s knowledge, the following table sets forth information regarding ownership of outstanding Conexant common stock on November 27, 2006 by each director and Named Executive Officer and all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

Beneficial Ownership as of November 27, 2006

	Common Stock
Name(1)	Shares	Percent of Class(2)

Donald R. Beall (4)	2,174,674	—*
Steven J. Bilodeau (4)	70,940	—*
Dwight W. Decker (4)	4,823,688	—*
F. Craig Farrill (3,4)	268,287	—*
Balakrishnan S. Iyer (4)	1,472,596	—*
John W. Marren (4)	2,500	—*
D. Scott Mercer (4)	109,505	—*
Jerre L. Stead (4,5)	297,823	—*
Giuseppe Zocco (4)	263,395	—*
J. Scott Blouin (4)	698,702	—*
Lewis C. Brewster (4)	1,197,126	—*
Dennis E. O’Reilly (4)	926,554	—*
F. Matthew Rhodes (4)	2,888,655	—*

All of the above directors and executive officers as a group (13 persons) (3,4,5)	15,218,192	—*

*	Less than 1%.

(1)	Each person’s address is the address of Conexant.

(2)	For purposes of computing the percentage of outstanding shares beneficially owned by each person, shares of which such person has a right to acquire beneficial ownership within 60 days have been included in both the number of shares owned by that person and the number of shares outstanding, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

(3)	Includes 3,760 shares granted to Mr. Farrill as restricted stock under the Conexant Directors Stock Plan.

(4)	Includes shares that may be acquired upon the exercise of outstanding options within 60 days as follows: 531,174; 70,940; 4,251,252; 261,135; 1,472,596; 2,500; 59,505; 241,465; 106,880; 694,180; 1,170,849; 813,588; 2,859,807; and, 15,218,192 for Messers. Beall, Bilodeau, Decker, Farrill, Iyer, Marren, Mercer, Stead, Zocco, Blouin, Brewster, O’Reilly, Rhodes and the group, respectively.

(5)	Includes 56,358 shares granted to Mr. Stead as restricted stock under the Conexant Directors Stock Plan.

There are no persons known to Conexant to be “beneficial owners” (as that term is defined in the rules of the SEC) of 5% of any class of Conexant’s voting securities outstanding as of November 27, 2006.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 2)

Deloitte & Touche LLP have been Conexant’s independent auditors since 1998 and have been selected by the Audit Committee of the Board of Directors as Conexant’s independent auditors for the fiscal year ending September 29, 2007.

Before the Audit Committee appointed Deloitte & Touche LLP, it carefully considered the qualifications of that firm, including its performance for Conexant and Rockwell in prior years and its reputation for integrity and for competence in the fields of accounting and auditing.

A representative of Deloitte & Touche LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareowners.

The Conexant Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Deloitte & Touche LLP as independent auditors for Conexant for the current fiscal year. Unless a contrary choice is specified, proxies solicited by the Conexant Board of Directors will be voted “FOR” ratification of the appointment.

Principal Accounting Fees and Services

The following table summarizes fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for professional services rendered for fiscal years 2005 and 2006.

	2005	2006

Audit Fees	$1,237,838	$1,305,000
Audit-Related Fees	$260,230	$469,759
Tax Fees	$71,300	$61,422
All Other Fees	—	$2,000

Audit Fees.  This category includes the audit of the Company’s annual financial statements, the audit of management’s assessment of our internal control over financial reporting, and the audit of the Company’s internal control over financial reporting by Deloitte & Touche. This category also includes reviews of financial statements included in the Company’s Form 10-Q quarterly reports.

Audit-Related Fees.  This category includes professional services rendered for (i) international statutory audits, (ii) reviews and audits of benefit plans and (iii) Generally Accepted Accounting Principles consulting work. In fiscal 2006, this category also includes consultation and services supporting the Company’s debt refinancing activities. In fiscal 2005, this category includes consultation regarding compliance with the Sarbanes-Oxley Act of 2002.

Tax Fees  This category includes professional services rendered for (i) tax consultations and (ii) tax compliance matters, including preparation of domestic and foreign tax returns.

All Other Fees.  This category represents fees billed by Deloitte & Touche in fiscal 2006 for professional subscription services.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Conexant’s directors and executive officers, and persons who own more than 10% of a registered class of Conexant’s equity securities, to file reports of ownership of, and transactions in, Conexant’s securities with the SEC. Such directors, executive officers and 10% shareowners are also required to furnish Conexant with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, Conexant believes that during fiscal 2006 its directors, executive officers and 10% shareowners timely filed all forms required to be filed under Section 16(a).

2008 Shareowner Proposals or Nominations

Shareowners of the Company may submit proposals that they believe should be voted upon at the Company’s Annual Meetings of Shareowners or nominate persons for election to the Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act, some Shareowner proposals may be eligible for inclusion in the Company’s proxy statement for the Company’s 2008 Annual Meeting of Shareowners. To be eligible for inclusion in the Company’s 2008 proxy statement, any such shareowner proposals must be submitted in writing to the Secretary of the Company no later than September 12, 2007. The submission of a shareowner proposal does not guarantee that it will be included in the Company’s proxy statement.

With respect to the Company’s 2008 Annual Meeting, under the Company’s Bylaws, a shareowner proposal or nomination must be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the 2007 Annual Meeting, unless the date of the 2008 Annual Meeting of shareowners is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2007 Annual Meeting. For the Company’s 2008 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than October 24, 2006 and no later than November 23, 2007. If the date of the 2008 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2007 Annual Meeting, the shareowner must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2008 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2008 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The shareowner’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareowner’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the 2008 Annual Meeting. If the shareowner does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareowner. Shareowners should contact the Secretary of the Company in writing at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095 to make any submission or to obtain additional information as to the proper form and content of submissions.

Annual Report to Shareowners and Financial Statements

The Company’s Annual Report to Shareowners for fiscal year 2006 is being mailed to the Company’s shareowners together with this proxy statement. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2006 will be furnished to interested shareowners, without charge, upon written request. Exhibits to the Form 10-K will be furnished upon written request and payment of a fee of fifteen cents per page covering the Company’s costs. Written requests should be directed to the Company at 4000 MacArthur Boulevard, Newport Beach, California 92660-3095, Attention: Investor Relations. The Company’s 2006 Annual Report to Shareowners, the Form 10-K and this proxy statement are also available on Conexant’s website (www.conexant.com) under the Investor Relations section.

Other Matters

At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Expenses of Solicitation

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone or by telegraph, or by a few employees of the Company without additional compensation. The Company will also reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy materials to principals and obtaining their proxies.

January 10, 2007

EXHIBIT A

AUDIT COMMITTEE CHARTER

As Amended May 17, 2006

The Audit Committee (the “Committee”) has been constituted by the Board of Directors to oversee, or assist the Board of Directors in overseeing, the (a) integrity of the financial statements of the Corporation, (b) compliance by the Corporation with legal and regulatory requirements, (c) independence, qualifications and performance of the Corporation’s internal and external auditors and (d) accounting and financial reporting processes of the Corporation and the audits of the Corporation’s financial statements.

The Committee shall consist of at least three directors, each of whom shall meet the independence, qualification and experience requirements of The Nasdaq Stock Market (“Nasdaq”) and applicable law and shall be financially literate. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication. Each member shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her individual exercise of independent judgment. The chairperson shall be appointed by the Board of Directors. The Committee shall meet on at least a quarterly basis.

The members of the Committee shall have the following powers and duties and shall report thereon to the Board of Directors:

1) For each fiscal year:

a) to be directly responsible for the appointment (subject to the approval of the shareowners), compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, which independent public accountants shall report directly to the Committee;

b) to review the scope of audits of the books, records, accounts and financial statements of the Corporation and its subsidiaries by the independent public accountants;

c) to take, or to recommend that the Board of Directors take, appropriate action to oversee the independence of the independent public accountants;

d) to recommend to the Board of Directors whether the annual audited financial statements should be included in the Corporation’s Annual Report on Form 10-K;

e) to review and approve the Corporation’s periodic reports on Forms 10-Q and 10-K;

f) to review and comment on the Corporation’s press releases disclosing earnings and earnings guidance;

g) to submit the report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual meeting proxy statement; and

h) to review and reassess the adequacy of this Charter;

2) To review with the independent public accountants:

a) the scope of their annual audit of the Corporation’s financial statements;

b) the Corporation’s quarterly and annual financial statements before their release;

c) the adequacy of the Corporation’s system of internal control over financial reporting and any recommendations of the independent public accountants with respect thereto;

d) any comments they may have on major issues related to their audit activities, restrictions, if any, imposed on their work and the cooperation they received during the audit;

e) the matters required to be discussed by Statement on Auditing Standards No. 61 and Securities and Exchange Commission Regulation S-X, Article 2, Rule 2-07 (Communication with Audit Committees); and

A-1

f) a formal written statement prepared by the independent public accountants delineating all relationships between the independent public accountants and the Corporation consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and to actively engage in a dialogue with the independent public accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public accountants;

3) To review and approve in advance the scope and extent of all audit and non-audit services performed by the independent public accountants and the fees charged therefor;

4) To review and approve the appointment or change of the Corporation’s Director of Internal Audit (however titled, the “General Auditor”) and review with the General Auditor:

a) the scope of the annual internal audit plan and the results of completed internal audits; and

b) any comments the General Auditor may have on major issues related to the internal audit activities or restrictions, if any, imposed thereon;

5) To monitor compliance by the employees of the Corporation with the Corporation’s Standards of Business Conduct;

6) To establish procedures and regularly review with management the results of these procedures for the:

a) receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; and

b) confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

7) To receive from the independent public accountants a report at least annually regarding:

a) the Corporation’s critical accounting policies and practices used in preparing the financial statements;

b) the alternative treatments of financial information according to generally accepted accounting principles (“GAAP”) related to material items discussed with management and the ramifications of alternative treatments and the independent public accountants’ preferred treatment; and

c) material written communications between the independent public accountants and management;

8) To review and approve all related party transactions (as defined in Nasdaq rules);

9) To meet with the Corporation’s Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and other management personnel to review any issues related to the Corporation’s financial reporting, internal control over financial reporting, Standards of Business Conduct or other matters within the scope of the Committee’s duties; and

10) To determine appropriate funding for the independent public accountants and ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties, investigate any matter brought to its attention within the scope of its duties, and to engage and determine funding for consultants or independent counsel as the Committee deems appropriate.

The Committee is expected to maintain free and open communication with the independent public accountants, the internal auditors and the Corporation’s management. Such communication shall include, but not be limited to, private executive sessions, at least semi-annually, with each of these parties. The Committee chairperson shall report on Committee activities to the Board of Directors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are in accordance with GAAP or other financial measures. Those duties are the responsibility of management and the independent public accountants. Nor is it the duty of the Committee to assure compliance with laws and regulations and the Corporation’s Standards of Business Conduct.

A-2

PROXY
CONEXANT SYSTEMS, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dwight W. Decker and Dennis E. O’Reilly, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Conexant Systems, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareowners of the Company to be held on February 21, 2007, or any adjournment thereof, with all powers the undersigned would possess if present at the Meeting.

To vote in accordance with the Board of Directors’ recommendations just sign and date the other side; no boxes need to be checked.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲   FOLD AND DETACH HERE   ▲
Bring this admission ticket with you to the meeting on February 21, 2007. Do not mail.
This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of January 2, 2007, the record date.
ADMISSION TICKET
CONEXANT SYSTEMS, INC.
2007 Annual Meeting of Shareowners
February 21, 2007
10:00 A.M.
Hilton Irvine/Orange County Airport Hotel
18800 MacArthur Boulevard
Irvine, CA 92612

NON-TRANSFERABLE	NON-TRANSFERABLE

Where a vote is not specified, the proxies will vote the shares represented by the proxy FOR the election of directors, FOR proposal 2 and will vote in accordance with their discretion on such other matters as may properly come before the meeting.
Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

CONEXANT SYSTEMS, INC.	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote on Directors		FOR	WITHHELD	FOR ALL
			FOR ALL	EXCEPT
1.	ELECTION OF THREE DIRECTORS Nominees: 01 D. R. Beall 02 B. S. Iyer 03 J. L. Stead	☐	☐	☐
To withhold authority to vote for any individual nominee, mark “ For All Except” and write the nominee’s name on the line below

		FOR	AGAINST	ABSTAIN
ITEM 2 –	TO APPROVE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

WILL ATTEND
If you plan to attend the Meeting, please mark the WILL ATTEND box	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲  FOLD AND DETACH HERE  ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time on February 20, 2007.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/cnxt	OR	1-866-540-5760
Use the internet to vote. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.
To view the annual report and proxy materials
online, go to: www.conexant.com/ir

DIRECTION CARD
CONEXANT SYSTEMS, INC. RETIREMENT SAVINGS PLAN
TO: FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE
     You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Conexant Systems, Inc. Common Stock held for my account in the Conexant Systems, Inc. Retirement Savings Plan (the “Plan”) at the Annual Meeting of Shareowners of Conexant Systems, Inc. to be held on February 21, 2007 or any adjournment thereof, as follows:
     To vote in accordance with the Board of Directors’ recommendations check the FOR each proposal listed on the other side, then sign, date and return this card.

     Please vote in accordance with the instructions on the reverse side of this card by February 15, 2007. If you do not properly vote by that date, Fidelity Management Trust Company, Trustee for the Plan, will vote the shares allocated to your Plan account in the same proportion on each, issue as it votes the shares for which it has received voting directions from the other Plan participants.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
Bring this admission ticket with you to the meeting on February 21, 2007. Do not mail.
This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of January 2, 2007, the record date.
ADMISSION TICKET
CONEXANT SYSTEMS, INC.
2007 Annual Meeting of Shareowners
February 21, 2007
10:00 A.M.
Hilton Irvine/Orange County Airport Hotel
18800 MacArthur Boulevard
Irvine, CA 92612

NON-TRANSFERABLE	NON-TRANSFERABLE

Where a vote is not specified, the Trustee will vote the shares represented by this direction card FOR the election of directors and FOR proposal 2 and will vote in accordance with its discretion on such other matters as may properly come before the meeting.
Mark Here for Address	☐
Change or Comments PLEASE SEE REVERSE SIDE

CONEXANT SYSTEMS, INC.	THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote on Directors		FOR	WITHHELD	FOR ALL
			FOR ALL	EXCEPT
1.	ELECTION OF THREE DIRECTORS Nominees: 01 D. R. Beall 02 B. S. Iyer 03 J. L. Stead	☐	☐	☐
To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below

		FOR	AGAINST	ABSTAIN
ITEM 2 —	TO APPROVE RATIFICATION OF	☐	☐	☐
APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM.

WILL ATTEND
	If you plan to attend the Meeting,	☐
please mark the WILL ATTEND box

Signature	Signature If Held Jointly	Date	, 2007.

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

▲  FOLD AND DETACH HERE  ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time on February 15, 2007.
Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/cnxt-fid	OR	1-866-540-5760
Use the internet to vote. Have your direction card in hand when you access the web site.		Use any touch-tone telephone to vote. Have your direction card in hand when you call.

If you vote by Internet or by telephone, you do NOT need to mail back your direction card.
To vote by mail, mark, sign and date your direction card and return it in the enclosed postage-paid envelope.
To view the annual report and proxy materials

DIRECTION CARD
UNITED SPACE ALLIANCE EMPLOYEE STOCK PURCHASE PLAN
TO: COMPUTERSHARE TRUST COMPANY, ADMINISTRATOR
     You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Conexant Systems, Inc. Common Stock held for my account in the United Space Alliance Employee Stock Purchase Plan at the Annual Meeting of Shareowners of Conexant Systems, Inc. to be held on February 21, 2007 or any adjournment thereof, as follows:
     To vote in accordance with the Board of Directors’ recommendations check the FOR each proposal listed on the other side, then sign, date and return this card.

     Please vote in accordance with the instructions on the reverse side of this card by February 15, 2007. If you do not properly vote by that date, Computershare Trust Company, Administrator for the Plan, will not vote the shares allocated to your Plan account.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
Bring this admission ticket with you to the meeting on February 21, 2007. Do not mail.
This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of January 2, 2007, the record date.
ADMISSION TICKET
CONEXANT SYSTEMS, INC.
2007 Annual Meeting of Shareowners
February 21,2007
10:00 A.M.
Hilton Irvine/Orange County Airport Hotel
18800 MacArthur Boulevard
Irvine, CA 92612

NON-TRANSFERABLE	NON-TRANSFERABLE

Where a vote is not specified, the administrator will not vote the shares represented by this direction card.	Mark Here for Address	☐
Change or Comments PLEASE SEE REVERSE SIDE

CONEXANT SYSTEMS, INC.	THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

Vote on Directors		FOR	WITHHELD	FOR ALL
			FOR ALL	EXCEPT
1.	ELECTION OF THREE DIRECTORS Nominees: 01 D. R. Beall 02 B. S. Iyer 03 J. L. Stead	☐	☐	☐
To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below

		FOR	AGAINST	ABSTAIN
ITEM 2 —	TO APPROVE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

WILL ATTEND
	If you plan to attend the Meeting, please mark the WILL ATTEND box	☐

Signature	Signature If Held Jointly	Date	, 2007.

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

▲  FOLD AND DETACH HERE  ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time on February 15, 2007.
Your Internet or telephone vote authorizes the Administrator to vote your shares in the same manner as if you marked, signed and returned your direction card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/cnxt-usa	OR	1-866-540-5760
Use the internet to vote. Have your direction card in hand when you access the web site.		Use any touch-tone telephone to vote. Have your direction card in hand when you call.

If you vote by Internet or by telephone, you do NOT need to mail back your direction card.
To vote by mail, mark, sign and date your direction card and return it in the enclosed postage-paid envelope.
To view the annual report and proxy materials
online, go to: www.conexant.com/ir